 Filed Pursuant to Rule 424(b)(2)
 Registration No. 333-272406
Prospectus Supplement to Prospectus dated June 5, 2023.
$1,500,000,000
Dollar General Corporation
$500,000,000 5.200% Senior Notes due 2028
$1,000,000,000 5.450% Senior Notes due 2033

We are offering $500,000,000 aggregate principal amount of 5.200% senior notes due 2028, which we refer to as the “2028 Notes” and $1,000,000,000 aggregate principal amount of 5.450% senior notes due 2033, which we refer to as the “2033 Notes.” We refer to the 2028 Notes and the 2033 Notes together as the “notes.”
The 2028 Notes will mature on July 5, 2028 and will bear interest at a rate of 5.200% per annum. The 2033 Notes will mature on July 5, 2033 and will bear interest at a rate of 5.450% per annum. We will pay interest on the notes semi-annually, in cash, in arrears, on January 5 and July 5 of each year beginning on January 5, 2024.
We may redeem the notes of each series at our option, in whole or in part, at any time and from time to time, at the applicable redemption price described in this prospectus supplement. In addition, if a Change of Control Triggering Event (as defined in “Description of the Notes”) occurs, we may be required to repurchase the notes on the terms described in this prospectus supplement.
The notes will be Dollar General Corporation’s senior unsecured obligations and will rank equally and ratably with all of its existing and future senior indebtedness and senior to any of its future subordinated indebtedness. We do not intend to apply for listing of the notes on any national securities exchange. Currently, there is no public market for the notes.
Investing in our notes involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement, beginning on page 2 of the accompanying prospectus, and in our Annual Report on Form 10-K for the fiscal year ended February 3, 2023 (which document is incorporated by reference herein).

	Per 2028 Note	Total for 2028 Notes	Per 2033 Note	Total for 2033 Notes
Initial price to the public(1)	99.972%	$499,860,000.00	99.840%	$998,400,000.00
Underwriting discount	0.600%	$3,000,000.00	0.650%	$6,500,000.00
Proceeds, before expenses, to us(1)	99.372%	$496,860,000.00	99.190%	$991,900,000.00

(1)
The initial public offering prices set forth above do not include accrued interest, if any. Interest on the notes will accrue from June 7, 2023 and must be paid by the purchasers if the notes are delivered after June 7, 2023.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the notes to investors in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank, S.A./N.V. and Clearstream Banking, société anonyme, and its indirect participants, against payment in New York, New York on or about June 7, 2023.

Joint Book-Running Managers
BofA Securities	Citigroup	Goldman Sachs & Co. LLC
US Bancorp	Wells Fargo Securities	J.P. Morgan
Senior Co-Managers
BMO Capital MarketsFifth Third Securities Regions Securities LLC Truist Securities
Co-Managers
Huntington Capital MarketsKeyBanc Capital Markets PNC Capital Markets LLC
Capital One SecuritiesR. Seelaus & Co., LLC

Prospectus Supplement dated June 5, 2023.

Prospectus Supplement
Prospectus
We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectuses we have prepared. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are current only as of the respective dates of those documents. Our business, financial condition, results of operation and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts, a prospectus supplement and an accompanying prospectus dated June 5, 2023. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing the SEC’s “shelf” registration process. The prospectus supplement, which describes certain matters relating to us and the specific terms of this notes offering, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our debt securities and other information you should know before investing in our notes. The accompanying prospectus gives more general information, some of which may not apply to the notes offered by this prospectus supplement and the accompanying prospectus. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document.
Before you invest in our notes, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the heading “Incorporation by Reference.”
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. We are not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under applicable investment or similar laws.
In this prospectus supplement, unless otherwise indicated or the context otherwise requires, references to “Dollar General,” the “Company,” “we,” “us” and “our” refer to Dollar General Corporation, a Tennessee corporation, and its consolidated subsidiaries and references to the “Issuer” refer to Dollar General Corporation, and not to any of its subsidiaries. References to our “2022 Annual Report” refer to our Annual Report on Form 10-K for the fiscal year ended February 3, 2023, which is incorporated by reference in this prospectus supplement. In addition, unless otherwise noted or the context requires otherwise, “2022,” “2021” and “2020” refer to our fiscal years ended February 3, 2023, January 28, 2022 and January 29, 2021, respectively. Our fiscal year ends on the Friday closest to January 31. Our fiscal year 2022 consisted of 53 weeks, and our fiscal years 2021 and 2020 each consisted of 52 weeks.

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FORWARD-LOOKING STATEMENTS
This prospectus supplement (including the information incorporated or deemed to be incorporated by reference in this prospectus supplement) and any free writing prospectus that we may provide to you in connection with the offering of our securities described in this prospectus supplement may contain “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act. You can identify these statements because they are not limited to historical fact or they use words such as “accelerate,” “aim,” “anticipate,” “believe,” “can,” “confident,” “continue,” “committed,” “could,” “ensure,” “estimate,” “expect,” “focused on,” “forecast,” “future,” “goal,” “going forward,” “intend,” “likely,” “long-term,” “looking ahead,” “look to,” “may,” “moving forward,” “objective,” “ongoing,” “on track,” “opportunity,” “outlook,” “over time,” “plan,” “positioned,” “potential,” “predict,” “project,” “prospect,” “scheduled,” “seek,” “should,” “strive,” “subject to,” “uncertain,” “will,” or “would” and similar expressions that concern our strategies, plans, initiatives, intentions, outlook or beliefs about future occurrences or results or other future matters.
For example, all statements relating to, among others, the following are forward-looking statements:
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our projections and expectations regarding expenditures, costs, cash flows, results of operations, financial condition and liquidity;

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our expectations regarding economic and competitive market conditions;

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our plans, objectives, and expectations regarding future operations, growth, investments and initiatives, including but not limited to our real estate, store growth and international expansion plans, store formats or concepts, shrink and damages reduction actions, planned approximately $100 million investment in our stores, and anticipated progress and impact of our strategic initiatives (including but not limited to our non-consumables and digital initiatives, DG Media Network, DG Well Being, DG Fresh, Fast Track, and pOpshelf) and our merchandising, margin enhancing, distribution/transportation efficiency (including but not limited to self-distribution and our private fleet) and other initiatives;

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expectations regarding sales and mix of consumable and non-consumable products, customer traffic, basket size and inventory levels;

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expectations regarding inflationary and labor pressures, fuel prices, and other supply chain challenges;

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anticipated stock repurchases and cash dividends;

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anticipated borrowings under our credit agreements and our commercial paper program;

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potential impact of legal or regulatory changes or governmental assistance or stimulus programs and our responses thereto, including without limitation the potential increase of federal, state and/or local minimum wage rates/salary levels, as well as changes to certain government assistance programs, such as SNAP benefits, unemployment benefits, and economic stimulus payments, or potential changes to the corporate tax rate; and

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expected outcome or effect of pending or threatened legal disputes, litigation or audits.

Forward-looking statements are subject to risks, uncertainties and other factors (including, without limitation, those described herein under “Risk Factors”) that may change at any time and may cause our actual results to differ materially from those that we expected. We derive many of these statements from our operating budgets and forecasts, which are based on many detailed assumptions that we believe are reasonable. However, it is very difficult to predict the effect of known factors on future results, and we cannot anticipate all factors that could affect future results that may be important to you. Important factors that could cause actual results to differ materially from the expectations expressed in or implied by such forward-looking statements include, but are not limited to:
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economic factors, including but not limited to employment levels; inflation (and our ability to adjust prices sufficiently to offset the effect of inflation); pandemics (such as the COVID-19 pandemic); higher fuel, energy, healthcare and housing costs; interest rates, consumer debt levels, and tax rates; lack of available credit; tax law changes that negatively affect credits and refunds; decreases in, or

S-iii

elimination of, government stimulus programs or subsidies such as unemployment and food/nutrition assistance programs; commodity rates; transportation, lease and insurance costs; wage rates (including the heightened possibility of increased federal, state and/or local minimum wage rates); foreign exchange rate fluctuations; measures or events that create barriers to or increase the costs of international trade (including increased import duties or tariffs); and changes in laws and regulations, and their effect on, as applicable, customer spending and disposable income, our ability to execute our strategies and initiatives, our cost of goods sold, our SG&A expenses (including real estate costs), and our sales and profitability;
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failure to achieve or sustain our strategies, initiatives and investments, including those relating to merchandising (including non-consumable initiatives), real estate and new store development, international expansion, store formats and concepts, digital, marketing, health services, shrink, damages, sourcing, private brand, inventory management, supply chain, private fleet, store operations, expense reduction, technology, pOpshelf, Fast Track and DG Media Network;

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competitive pressures and changes in the competitive environment and the geographic and product markets where we operate, including, but not limited to, pricing, promotional activity, expanded availability of mobile, web-based and other digital technologies, and alliances or other business combinations;

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failure to timely and cost-effectively execute our real estate projects or to anticipate or successfully address the challenges imposed by our expansion, including into new countries or domestic markets, states, or urban or suburban areas;

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levels of inventory shrinkage and damages;

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failure to successfully manage inventory balances, issues related to supply chain disruptions, seasonal buying pattern disruptions, and distribution network capacity;

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failure to maintain the security of our business, customer, employee or vendor information or to comply with privacy laws, or our or one of our vendors falling victim to a cyberattack (which risk is heightened as a result of political uncertainty involving China and the current conflict between Russia and Ukraine) that prevents us from operating all or a portion of our business;

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damage or interruption to our information systems as a result of external factors, staffing shortages or challenges in maintaining or updating our existing technology or developing or implementing new technology;

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a significant disruption to our distribution network, the capacity of our distribution centers or the timely receipt of inventory, or delays in constructing, opening or staffing new distribution centers (including temperature-controlled distribution centers);

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risks and challenges associated with sourcing merchandise from suppliers, including, but not limited to, those related to international trade (for example, political uncertainty involving China and disruptive political events such as the current conflict between Russia and Ukraine);

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natural disasters or unusual weather conditions (whether or not caused by climate change), pandemic outbreaks or other health crises (for example, the COVID-19 pandemic), political or civil unrest, acts of war, violence or terrorism, and disruptive global political events (for example, political uncertainty involving China and the current conflict between Russia and Ukraine);

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product liability, product recall or other product safety or labeling claims;

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incurrence of material uninsured losses, excessive insurance costs or accident costs;

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failure to attract, develop and retain qualified employees while controlling labor costs (including the heightened possibility of increased federal, state and/or local minimum wage rates/salary levels) and other labor issues, including employee safety issues and employee expectations and productivity;

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loss of key personnel or inability to hire additional qualified personnel or inability to enforce non-compete agreements that we have in place with management personnel;

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risks associated with our private brands, including, but not limited to, our level of success in improving their gross profit rate at expected levels;

S-iv

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seasonality of our business;

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failure to protect our reputation;

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the impact of changes in or noncompliance with governmental regulations and requirements, including, but not limited to, those dealing with the sale of products, including without limitation, product and food safety, marketing, labeling or pricing; information security and privacy; labor and employment; employee wages and benefits (including the heightened possibility of increased federal, state and/or local minimum wage rates/salary levels); health and safety; imports and customs; bribery; climate change; and environmental compliance, as well as tax laws (including those related to the federal, state or foreign corporate tax rate), the interpretation of existing tax laws, or our failure to sustain our reporting positions negatively affecting our tax rate; and developments in or outcomes of private actions, class actions, derivative actions, multi-district litigation, arbitrations, administrative proceedings, regulatory actions or other litigation or of inquiries from federal, state and local agencies, regulatory authorities, attorneys general, committees, subcommittees and members of the U.S. Congress, and other local, state, federal and international governmental authorities;

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new accounting guidance or changes in the interpretation or application of existing guidance;

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deterioration in market conditions, including market disruptions, adverse conditions in the financial markets, including financial institution failures, limited liquidity and interest rate increases, changes in our credit profile, compliance with covenants and restrictions under our debt agreements and the amount of our available excess capital; and

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additional factors that may be disclosed under “Risk Factors” herein and in our 2022 Annual Report, which is incorporated by reference in this prospectus supplement, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Note 7. Commitments and Contingencies” to our consolidated financial statements included in the 2022 Annual Report and the sections “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Note 7. Commitments and Contingencies” in our Quarterly Report on Form 10-Q for the quarter ended May 5, 2023, which is incorporated by reference in this prospectus supplement.

All forward-looking statements are qualified in their entirety by these and other cautionary statements that we make from time to time in our other SEC filings and public communications. You should evaluate forward-looking statements in the context of these risks and uncertainties and are cautioned not to place undue reliance on such forward-looking statements. Please keep this cautionary note in mind as you read this prospectus supplement and the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference herein and any free writing prospectus that we may provide to you in connection with this offering.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. We cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. Forward-looking statements included or incorporated by reference in this prospectus supplement are made only as of the date hereof. We undertake no obligation, and specifically disclaim any duty, to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.

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SUMMARY
This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. It does not contain all of the information that you should consider before investing in our notes. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the factors described or referred to under the heading “Risk Factors” herein and in our 2022 Annual Report, as well as the financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.
Dollar General
Our Company
We are the largest discount retailer in the United States by number of stores, with 19,294 stores located in 47 U.S. states and Mexico as of May 5, 2023, with the greatest concentration of stores in the southern, southwestern, midwestern and eastern United States. Our first store in Mexico opened in February 2023. Our long history of profitable growth is founded on a commitment to a relatively simple business model: providing a broad base of customers with their basic everyday and household needs, supplemented with a variety of general merchandise items, at everyday low prices in conveniently located, small-box stores. For the fiscal year ended February 3, 2023, we generated net sales of $37,844.9 million and net income of $2,416.0 million.
Our ability to deliver highly competitive prices in convenient locations and our easy “in and out” shopping format create a compelling shopping experience that we believe distinguishes us from other discount retailers as well as convenience, drug, grocery, online and mass merchant retailers. We offer a broad selection of merchandise, including consumable items, seasonal items, home products and apparel. Our merchandise includes national brands from leading manufacturers, as well as our own private brand selections with prices at substantial discounts to national brands. Our ability to offer everyday low prices on quality merchandise is supported by our low-cost operating structure and our strategy to maintain a limited number of items per merchandise category, which we believe helps us maintain strong purchasing power. We continually evaluate the needs and demands of our customers and modify our merchandise selections and pricing accordingly, while remaining focused on increasing profitability, cash generation and returns for our shareholders. Our stores average approximately 7,500 square feet of selling space, and over 80% of our stores are located in towns of 20,000 or fewer people.
Our History
J.L. Turner founded our Company in 1939 as J.L. Turner and Son, Wholesale. We were incorporated as a Kentucky corporation under the name J.L. Turner & Son, Inc. in 1955, when we opened our first Dollar General store. We changed our name to Dollar General Corporation in 1968 and reincorporated in 1998 as a Tennessee corporation. Our common stock was publicly traded from 1968 until July 2007, when we merged with an entity controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”). In November 2009 our common stock again became publicly traded, and in December 2013 the entity controlled by investment funds affiliated with KKR sold its remaining shares of our common stock.
Our principal executive offices are located at 100 Mission Ridge, Goodlettsville, Tennessee 37072. Our telephone number is (615) 855-4000, and our website address is www.dollargeneral.com. The information contained in our website is not a part of this prospectus supplement or the accompanying prospectus.

The Offering
The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus supplement contains more detailed descriptions of the terms and conditions of the notes.
Issuer
Dollar General Corporation
Notes
$500,000,000 aggregate principal amount of 5.200% senior notes due 2028 and $1,000,000,000 aggregate principal amount of 5.450% senior notes due 2033.
Maturity Date
The 2028 Notes will mature on July 5, 2028 and the 2033 Notes will mature on July 5, 2033.
Interest Rates
Interest on the notes will be payable in cash and will accrue at a rate of 5.200% per annum for the 2028 Notes and 5.450% per annum for the 2033 Notes.
Interest Payment Dates
The issuer will pay interest on the 2028 Notes and the 2033 Notes on January 5 and July 5, commencing on January 5, 2024. Interest will accrue from June 7, 2023.
Ranking
The notes will be the Issuer’s senior unsecured obligations and will:
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rank senior in right of payment to the Issuer’s future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes;

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rank equal in right of payment to all of the Issuer’s existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes (including the Issuer’s outstanding senior notes, borrowings under the Issuer’s unsecured revolving credit facility (the “Revolving Facility”); borrowings under the Issuer’s 364-Day unsecured revolving credit facility (the “364-Day Revolving Facility”); and borrowings under the Issuer’s commercial paper program);

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be effectively subordinated to all of the Issuer’s existing and future secured debt, to the extent of the value of the assets securing such debt; and

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be structurally subordinated to all obligations of the Issuer’s subsidiaries.

Certain Covenants
The Issuer will issue the notes under an indenture with U.S. Bank Trust Company, National Association, as trustee. The indenture will, among other things, limit the Issuer’s ability and the ability of its subsidiaries to:
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create certain liens; and

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consolidate, merge or sell all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications. See “Description of the Notes.”
Optional Redemption
The Issuer may redeem the notes of the applicable series at its option, in whole or in part, at any time and from time to time, at the redemption prices indicated under the heading “Description of the Notes — Optional Redemption.”
Change of Control Triggering Event
Upon the occurrence of both a Change of Control and a Below Investment Grade Rating Event (each as defined in “Description of the Notes”), the Issuer will make an offer to each holder to repurchase all or any part of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such notes plus accrued and unpaid interest, if any.
No Prior Market
The notes will be new securities for which there is currently no market. Although certain of the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so, and they may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.
Use of Proceeds
We intend to use the net proceeds of this offering to reduce our commercial paper notes outstanding (excluding $204.3 million of commercial paper notes held by one of our wholly-owned subsidiaries) and for general corporate purposes, which may include the repayment of other indebtedness. See “Use of Proceeds.”
Risk Factors
Investing in the notes involves risk. You should carefully consider the risk factors set forth in the section entitled “Risk Factors” and the other information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein prior to making an investment in the notes. See “Risk Factors.”

RISK FACTORS
An investment in the notes involves risk. Before investing in the notes, you should carefully consider the risks described below as well as other factors and information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors set forth in our 2022 Annual Report and our financial statements and related notes, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Any such risks could materially and adversely affect our business, financial condition, results of operations or liquidity. However, the selected risks described below and in our 2022 Annual Report are not the only risks facing us. Our business, financial condition, results of operations or liquidity could also be adversely affected by additional factors that apply to all companies generally, as well as other risks that are not currently known to us or that we currently view to be immaterial. While we attempt to mitigate known risks to the extent we believe to be practicable and reasonable, we can provide no assurance, and we make no representation, that our mitigation efforts will be successful. In such a case, the trading price of the notes could decline or we may not be able to make payments of principal and interest on the notes, and you may lose all or part of your original investment.
Risks Related to our Indebtedness
Our indebtedness, any deterioration in market conditions or any changes in our credit profile could adversely affect our ability to raise additional capital and could adversely affect our business operations and financial condition.
At May 5, 2023, after giving effect to this offering and the use of proceeds therefrom (including the reduction of our commercial paper notes outstanding (excluding $204.3 million of commercial paper notes held by one of our wholly-owned subsidiaries)), we would have had total outstanding debt (including the current portion of long term obligations) of $7,321.6 million, including $750.0 million aggregate principal amount of our 4.250% senior notes due 2024, excluding discount (the “2024 Senior Notes”), $500.0 million aggregate principal amount of our 4.150% senior notes due 2025, excluding discount (the “2025 Senior Notes”), $600.0 million aggregate principal amount of our 3.875% senior notes due 2027, excluding discount (the “3.875% 2027 Senior Notes”), $550.0 million aggregate principal amount of our 4.625% senior notes due 2027, excluding discount (the “4.625% 2027 Senior Notes”), $500.0 million aggregate principal amount of our 4.125% senior notes due 2028, excluding discount (the “2028 Senior Notes”), $1,000.0 million aggregate principal amount of our 3.500% senior notes due 2030, excluding discount (the “2030 Senior Notes”), $700.0 million aggregate principal amount of our 5.000% senior notes due 2032, excluding discount (the “2032 Senior Notes”), $500.0 million aggregate principal amount of our 4.125% senior notes due 2050, excluding discount (the “2050 Senior Notes”), $300.0 million aggregate principal amount of our 5.500% senior notes due 2052, excluding discount (the “2052 Senior Notes” and, together with the 2024 Senior Notes, 2025 Senior Notes, 3.875% 2027 Senior Notes, 4.625% 2027 Senior Notes, 2028 Senior Notes, 2030 Senior Notes, 2032 Senior Notes, and 2050 Senior Notes, the “Existing Senior Notes”), $19.2 million of notes under our commercial paper program (net of $204.3 million of commercial paper notes held by one of our wholly-owned subsidiaries), $250.0 million of outstanding borrowings under our 364-day revolving credit facility and $1,500.0 million of the notes offered hereby, excluding discount, and would have had availability of (1) $2,000.0 million under our Revolving Facility, (2) $500.0 million under our 364-Day Revolving Facility and (3) $1,776.6 million under our commercial paper program, net of $204.3 million of commercial paper notes described above. In addition, at May 5, 2023, we had outstanding letters of credit of $43.6 million, which were issued pursuant to separate agreements. This level of debt could have important negative consequences to our business, including:
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requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities, repurchase shares of our common stock, declare dividends on our common stock or otherwise manage our debt and capital levels;

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making it more difficult for us to raise additional capital to fund our operations and pursue our growth strategy, including by limiting our ability to obtain additional financing for working capital, capital expenditures and debt service requirements; and

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placing us at a disadvantage compared to our competitors who are less leveraged and may be better able to use their cash flow to fund competitive responses to changing industry, market or economic conditions.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to the restrictions imposed by our Revolving Facility and our 364-Day Revolving Facility and the restrictions relating to the incurrence of indebtedness secured by liens imposed by our Existing Senior Notes and the notes offered hereby. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify. In addition, restrictions imposed by our Revolving Facility, our 364-Day Revolving Facility, our Existing Senior Notes and the notes offered hereby may limit our ability to operate our business and to finance future operations or capital needs or to engage in other business activities.
We rely on the positive cash flow we generate from our operating activities and our access to the credit and capital markets to fund our operations, growth strategy and return of cash to our shareholders through share repurchases and dividends. Changes in the credit and capital markets, including market disruptions, limited liquidity and interest rate fluctuations, may increase the cost of financing or restrict our access to these potential sources of future liquidity. In 2022, as interest rates rose, our interest expense rose as well. There continues to be market uncertainty, including as a result of recent financial institution failures, which could result in further increases in our cost of borrowing. Our continued access to these liquidity sources on favorable terms depends on multiple factors, including our operating performance and our credit ratings. Our debt securities currently are rated investment grade, and a downgrade of this rating likely would negatively impact our access to the debt capital markets and increase our cost of borrowing. As a result, disruptions in the debt markets or any downgrade of our credit ratings could adversely affect our business operations and financial condition and our ability to return cash to our shareholders. We can make no assurances that our ability to obtain additional financing through the debt markets will not be adversely affected by economic conditions or that we will be able to maintain or improve our current credit ratings.
Risks Related to the Notes
We may not be able to generate sufficient cash to service all of, or may default on our obligations to pay, our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful and/or could impede our ability to make payments on the notes.
Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may be unable to maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.
If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.
Additionally, if we otherwise fail to comply with the various covenants in the instruments governing our indebtedness (including covenants in our Revolving Facility and our 364-Day Revolving Facility, the indentures governing our Existing Senior Notes, the indenture under which the notes offered hereby will be issued and the dealer agreements governing our commercial paper program), we could be in default under the terms of the agreements governing such indebtedness. Any default under the agreements governing our indebtedness, including a default under our Revolving Facility or our 364-Day Revolving Facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our Revolving Facility and under our 364-Day Revolving Facility could elect to terminate their commitments thereunder and cease making further loans, and we could be forced into bankruptcy or liquidation.
The indenture does not restrict the amount of additional debt that we may incur.
The notes and indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us or our subsidiaries. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of your notes, and a risk that the credit ratings assigned to the notes are lowered or withdrawn.
As of May 5, 2023, after giving effect to this offering and the use of proceeds therefrom (including the reduction of our commercial paper notes outstanding (excluding $204.3 million of commercial paper notes held by one of our wholly-owned subsidiaries)), we would have had $2,000.0 million available for borrowing under the Revolving Facility, $500.0 million available for borrowing under the 364-Day Revolving Facility and $1,776.6 million (net of $223.4 million commercial paper notes outstanding) available for borrowing under our commercial paper program. A portion of the net proceeds from this offering will be used to reduce our commercial paper notes outstanding (excluding $204.3 million of commercial paper notes held by one of our wholly-owned subsidiaries), which will in turn increase the amount available for future borrowing under our commercial paper program. If new debt is added to our current debt levels, the related risks that we now face could intensify. See “Description of Other Indebtedness” and “Description of the Notes.”
The notes will not be guaranteed by any of our subsidiaries and will be effectively subordinated to any existing and future liabilities of our subsidiaries.
The Issuer is a holding company and conducts operations through its subsidiaries. Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Our subsidiaries accounted for $211.0 million of our total third-party long-term obligations as of May 5, 2023, consisting of our finance lease liabilities. Because none of our subsidiaries are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose and claims of holders of the notes will be structurally subordinated to the claims of creditors of our subsidiaries, including trade creditors. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. The indenture under which the notes offered hereby will be issued will not limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes. All obligations of our subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us.
The notes will be effectively subordinated to any secured indebtedness of our Company to the extent of the value of the property securing that indebtedness.
The notes will not be secured by any of our assets. As a result, the notes will be effectively subordinated to any secured indebtedness of our Company with respect to the assets that secure that indebtedness to the extent of the value of such assets. The indenture under which the notes offered hereby will be issued will permit us and our subsidiaries to incur secured debt under specified circumstances. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the notes only after all secured debt has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization.

We may not be able to repurchase the notes upon a Change of Control Triggering Event.
Upon the occurrence of a “Change of Control Triggering Event,” as defined in “Description of the Notes” and in the indentures governing our Existing Senior Notes and the indenture under which the notes offered hereby will be issued, we must offer to buy back the notes at a price equal to 101% of the principal amount, together with the accrued and unpaid interest, if any, to the date of the repurchase. If a Change of Control Triggering Event occurs, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to purchase the notes. Our failure to purchase, or give notice of purchase of, the notes would be a default under the indentures governing our Existing Senior Notes and the indenture under which the notes offered hereby will be issued, which could have material adverse consequences for us and the holders of the notes.
The indenture under which the notes offered hereby will be issued will not limit our ability to incur future indebtedness, pay dividends, repurchase securities, engage in transactions with affiliates or engage in other activities that could adversely affect our ability to pay our obligations on the notes.
The indenture under which the notes offered hereby will be issued will not contain any financial maintenance covenants and will contain only limited restrictive covenants. The indenture will not limit our or our subsidiaries’ ability to incur additional indebtedness, issue or repurchase securities, pay dividends or engage in transactions with affiliates. We, therefore, may pay dividends and incur additional debt, including secured indebtedness in certain circumstances or indebtedness by, or other obligations of, our subsidiaries to which the notes would be structurally subordinated. Our ability to incur additional indebtedness and use our funds for numerous purposes may limit the funds available to pay our obligations under the notes.
Your ability to transfer or sell the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.
Each of the 2028 Notes and the 2033 Notes are a new issue of securities for which there is no established trading market. We do not intend to list the notes on any securities exchange. Certain of the underwriters have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you (i) that an active market for the notes will develop or, if developed, that it will continue, (ii) as to the liquidity of any market that does develop or (iii) as to your ability to transfer or sell any notes you may own or the price at which you may be able to sell your notes, which may be influenced by many factors, including conditions of the financial markets and fluctuating interest rates, which could have an adverse effect on the market prices of the notes. The Federal Reserve has raised interest rates several times recently and has indicated that it may continue to do so, which could adversely affect the market price of the notes.
Our credit ratings may not reflect all risks of your investments in the notes.
The credit ratings assigned to the notes are limited in scope and do not address all the material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

USE OF PROCEEDS
We estimate that our net proceeds from this offering, after deducting the underwriting discounts and estimated offering expenses payable by us, will be approximately $1,485.8 million. We intend to use the net proceeds of this offering to reduce our commercial paper notes outstanding (excluding $204.3 million of commercial paper notes held by one of our wholly-owned subsidiaries) and for general corporate purposes, which may include the repayment of other indebtedness.
As of May 5, 2023, the outstanding commercial paper notes had a weighted average borrowing rate of 5.3%. The commercial paper notes may have maturities of up to 364 days from the date of issue.
Pending such uses, we may invest the net proceeds in short-term investments, including cash, cash equivalents and/or marketable securities.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of May 5, 2023:
•
on an actual basis; and

•
on an as adjusted basis to give effect to this offering and the use of proceeds therefrom (including the reduction of our commercial paper notes outstanding (excluding $204.3 million of commercial paper notes held by one of our wholly-owned subsidiaries)).

The table below should be read in conjunction with, and is qualified in its entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes included in the 2022 Annual Report and in our Quarterly Report on Form 10-Q for the quarter ended May 5, 2023 that is incorporated by reference in this prospectus supplement.
	As of May 5, 2023
	Actual	As Adjusted
	(amounts in millions except share amounts, which are in thousands)
Cash and cash equivalents	$313.1	$313.1
Short-term obligations:
364-Day Revolving Facility(1)	250.0	250.0
Long-term obligations:
Revolving Facility(2)	—	—
2024 Senior Notes (net of discount)	749.5	749.5
2025 Senior Notes (net of discount)	499.8	499.8
3.875% 2027 Senior Notes (net of discount)	599.8	599.8
4.625% 2027 Senior Notes (net of discount)	549.5	549.5
2028 Senior Notes (net of discount)	499.7	499.7
2030 Senior Notes (net of discount)	999.5	999.5
2032 Senior Notes (net of discount)	697.7	697.7
2050 Senior Notes (net of discount)	495.3	495.3
2052 Senior Notes (net of discount)	299.7	299.7
Commercial Paper(3)	1,505.0	19.2
2028 Notes offered hereby (net of discount)	—	499.9
2033 Notes offered hereby (net of discount)	—	998.4
Other	211.0	211.0
Debt Issuance Costs, net	(34.9)	(47.3)
Total long-term obligations	$7,071.6	$7,071.6
Shareholders’ equity:
Preferred stock	—	—
Common stock; $0.875 par value, 1,000,000 shares authorized, 219,336 shares issued and outstanding at May 5, 2023	191.9	191.9
Additional paid-in capital	3,701.6	3,701.6
Retained earnings	2,041.1	2,041.1
Accumulated other comprehensive loss	0.6	0.6
Total shareholders’ equity	5,935.3	5,935.3
Total debt and shareholders’ equity	$13,256.9	$13,256.9

(1)
As of May 5, 2023, we had $500.0 million available for borrowing under the 364-Day Revolving Facility.

(2)
As of May 5, 2023, we had $2,000.0 million available for borrowing under the Revolving Facility.

(3)
Amount shown is net of $204.3 million of commercial paper notes we issued that are held by one of our wholly-owned subsidiaries. A portion of the net proceeds from this offering will be used to reduce our commercial paper notes outstanding (excluding $204.3 million of commercial paper notes held by one of our wholly-owned subsidiaries), which will in turn increase the amount available for future borrowing under our commercial paper program.

DESCRIPTION OF OTHER INDEBTEDNESS
Revolving Credit Facilities
On December 2, 2021, we entered into the Revolving Facility consisting of a $2,000.0 million senior unsecured revolving credit facility of which up to $100.0 million is available for the issuance of letters of credit and which is scheduled to mature on December 2, 2026. On January 31, 2023, we entered into the first amendment to the Revolving Facility. As of May 5, 2023, we had no outstanding borrowings under our Revolving Facility.
Borrowings under the Revolving Facility bear interest at a rate equal to an applicable interest rate margin plus, at our option, either (a) Adjusted Term SOFR (which is Term SOFR (as published by CME Group Benchmark Administration Limited) plus a credit spread adjustment of 0.10%) or (b) a base rate (which is usually equal to the prime rate). The applicable interest rate margin for borrowings as of May 5, 2023 was 1.015% for Adjusted Term SOFR borrowings and 0.015% for base-rate borrowings. We must also pay a facility fee, payable on any used and unused commitment amounts of the Revolving Facility, and customary fees on letters of credit issued under the Revolving Facility. As of May 5, 2023, the facility fee rate was 0.11%. The applicable interest rate margins for borrowings, the facility fees and the letter of credit fees under the Revolving Facility are subject to adjustment from time to time based on our long-term senior unsecured debt ratings.
On January 31, 2023, we entered into the 364-Day Revolving Facility consisting of a $750.0 million senior unsecured revolving credit facility, which will expire on January 30, 2024. As of May 5, 2023, we had $250.0 million outstanding under our 364-Day Revolving Facility.
Borrowings under the 364-Day Revolving Facility bear interest at a rate equal to an applicable interest rate margin plus, at our option, either (a) Adjusted Term SOFR (which is Term SOFR (as published by CME Group Benchmark Administration Limited) plus a credit spread adjustment of 0.10%) or (b) a base rate (which is usually equal to the prime rate). We are also required to pay a facility fee to the lenders under the 364-Day Revolving Facility for any used and unused commitments. As of May 5, 2023, the applicable interest rate margin for Adjusted Term SOFR loans was 1.035% and the facility fee rate was 0.09% per annum. The applicable interest rate margins for borrowings and the facility fees under the 364-Day Revolving Facility are subject to adjustment from time to time based on our long-term senior unsecured debt ratings.
The Revolving Facility and the 364-Day Revolving Facility contain a number of customary affirmative and negative covenants that, among other things, restrict, subject to certain exceptions, our (including our subsidiaries’) ability to: incur additional liens; sell all or substantially all of our assets; consummate certain fundamental changes or change in our lines of business; and incur additional subsidiary indebtedness. The Revolving Facility and the 364-Day Revolving Facility also contain financial covenants that require the maintenance of a minimum fixed charge coverage ratio and a maximum leverage ratio. As of May 5, 2023, we were in compliance with all such covenants. The Revolving Facility and the 364-Day Revolving Facility also contain customary events of default.
Certain of the underwriters and/or their affiliates perform roles under the Revolving Facility and/or the 364-Day Revolving Facility. See “Underwriting.”
Senior Notes
In October 2015, we issued $500.0 million aggregate principal amount of the 2025 Senior Notes, at a discount of $0.8 million, which are scheduled to mature on November 1, 2025. In April 2017, we issued $600.0 million aggregate principal amount of the 3.875% 2027 Senior Notes, at a discount of $0.4 million, which are scheduled to mature on April 15, 2027. In April 2018, we issued $500.0 million aggregate principal amount of the 2028 Senior Notes, at a discount of $0.5 million, which are scheduled to mature on May 1, 2028. In April 2020, we issued $1,000.0 million aggregate principal amount of the 2030 Senior Notes, at a discount of $0.7 million, which are scheduled to mature at April 3, 2030, and $500.0 million aggregate principal amount of the 2050 Senior Notes, at a discount of $5.0 million, which are scheduled to mature on April 3, 2050. In September 2022, we issued $750.0 million aggregate principal amount of the 2024 Senior Notes, net of discount of $0.7 million, which are scheduled to mature on September 20, 2024, $550.0 million aggregate principal amount of the 4.625% 2027 Senior Notes, net of discount of $0.5 million, which are scheduled to mature on November 1, 2027, $700.0 million aggregate principal amount of the 2032 Senior Notes, net of discount of $2.4 million, which are scheduled to mature on November 1, 2032, and $300.0 million aggregate principal amount of the 2052 Senior Notes, net of discount of $0.3 million, which are scheduled to mature on November 1, 2052.
The Existing Senior Notes were issued pursuant to an indenture, dated July 12, 2012, as amended, modified and supplemented by supplemental indentures relating to each series of Existing Senior Notes (as so supplemented, the “Senior Indenture”).
Interest on the 3.875% 2027 Senior Notes is payable in cash on April 15 and October 15 of each year. Interest on the 2025 Senior Notes, the 4.625% 2027 Senior Notes, the 2028 Senior Notes, the 2032 Senior Notes and the 2052 Senior Notes is payable in cash on May 1 and November 1 of each year. Interest on the 2030 Senior Notes and the 2050 Senior Notes is payable in cash on April 3 and October 3 of each year. Interest on the 2024 Senior Notes is payable in cash on March 20 and September 20 of each year.
We may redeem some or all of the Existing Senior Notes at any time at redemption prices described or set forth in the Senior Indenture of the applicable tranche of Existing Senior Notes. We also may seek, from time to time, to retire some or all of the Existing Senior Notes through cash purchases on the open market, in privately negotiated transactions or otherwise. Such repurchases, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amounts involved may be material.
Upon the occurrence of a Change of Control Triggering Event, which is defined in the Senior Indenture, each holder of the Existing Senior Notes has the right to require us to repurchase some or all of such holder’s Existing Senior Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.
The Senior Indenture contains covenants limiting, among other things, our ability to (subject to certain exceptions): consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and incur or guarantee indebtedness secured by liens on any shares of voting stock of significant subsidiaries. The Senior Indenture also contains certain customary events of default.
Commercial Paper
On August 1, 2016, we established a commercial paper program under which we may issue unsecured commercial paper notes. Under this program, we may issue commercial paper notes from time to time in an aggregate amount not to exceed $2.0 billion outstanding at any time. The commercial paper notes may have maturities of up to 364 days from the date of issue and rank equal in right of payment with all of our other unsecured and unsubordinated indebtedness. We intend to maintain available commitments under the Revolving Facility in an amount at least equal to the amount of commercial paper notes outstanding at any time. At May 5, 2023, we had $1,505.0 million of commercial paper notes outstanding, which were classified as long-term obligations due to our intent and ability to refinance these obligations as long-term debt. We had an additional $204.3 million of commercial paper notes outstanding at May 5, 2023 which were held by one of our wholly-owned subsidiaries. As of May 5, 2023, the outstanding commercial paper notes had a weighted average borrowing rate of 5.3%.
We intend to use a portion of the net proceeds of this offering to reduce our commercial paper notes outstanding (excluding $204.3 million of commercial paper notes held by one of our wholly-owned subsidiaries). See “Use of Proceeds.”

DESCRIPTION OF THE NOTES
As used below, the terms “we,” “us,” “our” and “Dollar General” refer only to Dollar General Corporation and not to any of its Subsidiaries. The definitions of certain capitalized terms used in this description are set forth below under “— Certain Definitions.” Capitalized terms used but not defined in this section shall have the meanings set forth in the Indenture.
General
The following is a summary of the terms of the Indenture and the 2028 Notes and the 2033 Notes (collectively, the “Notes”). This Description of the Notes in this prospectus supplement supersedes and replaces the “Description of Debt Securities” in the accompanying prospectus in its entirety. The 2028 Notes and the 2033 Notes will be issued under an indenture (the “Base Indenture”), dated as of July 12, 2012, between us and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”), as amended by a fourteenth supplemental indenture and a fifteenth supplemental indenture, each to be dated as of June 7, 2023, between us and the Trustee (the “Fourteenth Supplemental Indenture” and the “Fifteenth Supplemental Indenture,” respectively, and, together with the Base Indenture, the “Indenture”). The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The following is a summary of the material terms and provisions of the Notes and the Indenture. However, this summary does not purport to be a complete description of the Notes or the Indenture and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture, a copy of which is available from us upon request. We urge you to read the Indenture carefully because it, and not the following description, will govern your rights as a holder of the Notes.
Maturity, Interest, Form and Denomination
The 2028 Notes are being issued in an original aggregate amount of $500,000,000. The 2028 Notes will mature on July 5, 2028 and will bear interest at the rate of 5.200% per annum.
The 2033 Notes are being issued in an original aggregate amount of $1,000,000,000. The 2033 Notes will mature on July 5, 2033 and will bear interest at the rate of 5.450% per annum.
Interest will be payable semi-annually in arrears on January 5 and July 5 of each year commencing on January 5, 2024 to holders of record of the Notes on the preceding December 20 and June 20, respectively. If an interest payment date falls on a day that is not a business day, interest will be payable on the next succeeding business day with the same force and effect as if made on such interest payment date. Interest will accrue from June 7, 2023, and will be calculated on the basis of a 360-day year of twelve 30-day months.
The Notes will not be entitled to the benefit of any sinking fund provisions.
We expect that payments of principal, premium, if any, and interest to owners of beneficial interests in global notes will be made in accordance with the procedures of The Depository Trust Company (“DTC”) and its participants in effect from time to time. DTC will act as the depositary for the global notes.
The Notes will be issued in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The registered holder of a Note will be treated as the owner of such Note for all purposes of the Indenture. The 2028 Notes and the 2033 Notes will initially be represented by one or more global notes in book-entry form. See “Book-Entry; Delivery and Form.”
The Indenture does not limit the amount of indebtedness that we or our subsidiaries may issue. The Indenture provides only limited protection against significant corporate events that could adversely affect investments in the Notes.
Further Issuances of the Notes
We may, from time to time, without the consent of the existing holders of the Notes, issue additional notes under the Indenture having the same terms as the Notes of any series offered hereby in all respects, except for the issue date, the issue price and, if applicable, the initial interest payment date. Any such additional notes having the same terms as any series of Notes offered hereby (the “Additional Notes”) will be consolidated with and form a single series with such series of Notes offered hereby for all purposes of the Indenture. If the Additional Notes are not fungible with the Notes of such series for U.S. federal income tax purposes, the Additional Notes will have a different CUSIP number from the Notes of such series.
Ranking
The Notes will be our senior unsecured obligations and will:
•
rank senior in right of payment to our existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes;

•
rank equal in right of payment to all of our existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes (including our Existing Senior Notes, obligations under the Revolving Facility and the 364-Day Revolving Facility and borrowings under our commercial paper program);

•
be effectively subordinated to all of our future secured debt, to the extent of the value of the assets securing such debt; and

•
be structurally subordinated to all obligations of our subsidiaries.

As of May 5, 2023, after giving effect to this offering, we would have had approximately $       million of indebtedness, substantially all of which would have been senior debt of Dollar General. As of May 5, 2023, our subsidiaries accounted for $211.0 million of our total third-party long-term obligations, consisting of our finance lease liabilities, all of such subsidiary debt to which the Notes are structurally subordinated.
Optional Redemption
Prior to June 5, 2028 (one month prior to their maturity date) in the case of the 2028 Notes (the “2028 Notes Par Call Date”) and prior to April 5, 2033 (three months prior to their maturity date) in the case of the 2033 Notes (the “2033 Notes Par Call Date” and, together with the 2028 Notes Par Call Date, each a “Par Call Date”), we may redeem the Notes of the applicable series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming, in the case of the 2028 Notes and the 2033 Notes, that such Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points (in the case of the 2028 Notes) and plus 30 basis points (in the case of the 2033 Notes), less (b) interest accrued to the redemption date, and
(2)   100% of the principal amount of the Notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the applicable Par Call Date, we may redeem the 2028 Notes and the 2033 Notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Any notice of redemption may be given prior to the redemption thereof, and any such notice of redemption may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, refinancing or other corporation transaction. If money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed is deposited with the Trustee on or before the redemption date, on and after the redemption date interest will cease to accrue on the Notes (or such portions thereof) called for redemption and such Notes will cease to be outstanding.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
Change of Control
If a Change of Control Triggering Event occurs with respect to the Notes, unless we have exercised our right to redeem a series of Notes as described above or have exercised our option to satisfy and discharge the Indenture with respect to such Notes as set forth below, holders of Notes will have the right to require us to repurchase all or any part in an integral multiple of $1,000 of their 2028 Notes and 2033 Notes (provided that no Note will be purchased in part if the remaining principal amount of such Note would be less than $2,000) pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes subject to such offer plus accrued and unpaid interest, if any, on the Notes repurchased, to, but excluding, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will be required to mail a notice to holders of Notes describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice. We must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, we will only be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the Indenture by virtue of such conflicts.
On the Change of Control Payment Date, we will be required, to the extent lawful, to:
•
accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

•
deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

•
deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

The paying agent will promptly mail to each holder of Notes properly tendered the applicable Change of Control Payment for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000.
We will not be required to make an offer to repurchase the 2028 Notes or the 2033 Notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.
The definition of Change of Control includes the occurrence of a direct or indirect sale, transfer, conveyance or other disposition (other than by way of a merger or consolidation) in one or a series of related transactions of “all or substantially all” of the properties or assets of us and our Subsidiaries taken as a whole. See “— Certain Definitions — Change of Control.” Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase its Notes as a result of a sale, transfer, conveyance or other disposition of less than all assets of us and our Subsidiaries taken as a whole to another Person or group may be uncertain.
Limitations on Liens
We have agreed under the Indenture that we will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on or security interest in any shares of Voting Stock of any Significant Subsidiary, whether such Voting Stock is now owned or is hereafter acquired, without providing that the Notes (together with, if we shall so determine, any other indebtedness or obligations of Dollar General or any Subsidiary ranking equally with the Notes and then existing or thereafter created) shall be secured equally and ratably with such indebtedness. The foregoing limitation shall not apply to indebtedness (1) secured by a pledge of, lien on or security interest in any shares of Voting Stock of any entity at the time it becomes a Significant Subsidiary, (2) of a Subsidiary owed to us or indebtedness of a Subsidiary owed to another Subsidiary, (3) incurred, together with all other indebtedness of us and our Subsidiaries similarly secured by liens on shares of Voting Stock pursuant to this clause (3), in an amount not to exceed at the time of such creation, assumption, renewal, extension or replacement 15% of Consolidated Net Tangible Assets and (4) incurred for the sole purpose of extending, renewing, replacing or refinancing indebtedness secured by any lien referred to in the foregoing clauses (1) to (3); provided, however, that the principal amount of indebtedness secured by that lien shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal, replacement or refinancing, plus any amounts necessary to pay any fees and expenses, including premiums relating to such extension, renewal, replacement or refinancing.
Limitations on Mergers and Sales of Assets
We have agreed under the Indenture not to, directly or indirectly: (a) consolidate or merge with or into another Person (whether or not we are the surviving corporation) or (b) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets owned by us and our Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
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we shall be the continuing entity, or the resulting, surviving or transferee Person shall be a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction, and such successor person (if not us) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of our obligations under the Notes and the Indenture;

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immediately after such transaction, no Default or Event of Default exists; and

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we shall deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the Indenture and that all conditions precedent therein provided relating to such transaction have been complied with.

This will not apply to:
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a merger between us and an affiliate solely for the purpose of reincorporating us in another jurisdiction; or

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any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among us and our Subsidiaries.

Reports
So long as any Notes are outstanding, the Indenture will provide that we will:
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make available to the Trustee and the holders of Notes copies of the annual reports and of the information, documents and other reports which we may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided that for this purpose the filing with the SEC of such reports, information and documents shall be sufficient; or

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if we are not then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, make available to the Trustee and the holders of the Notes (including, without limitation, by means of a public or private website), substantially similar periodic information (excluding exhibits) which would be required to be included in periodic reports on Forms 10-K, 10-Q and 8-K (or any successor form or forms) under the Exchange Act within the time periods set forth in the applicable SEC rules and regulations as if we were a non-accelerated filer as defined in such applicable SEC rules and regulations; provided that in each case such information may be subject to exclusions if we in good faith determine that such excluded information would not be material to the interests of the holders of the Notes (it being understood that the information required by Rule 3-10 of Regulation S-X and Section 13(r) of the Exchange Act is not material).

In the event that any direct or indirect parent company of us becomes a guarantor of the Notes, the Indenture will permit us to satisfy its obligations in this covenant with respect to some financial information relating to us by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to us and our Subsidiaries on a standalone basis, on the other hand.
Events of Default
The Indenture provides that each of the following will constitute an “Event of Default” with respect to the 2028 Notes and the 2033 Notes, as applicable:
(1)   default in the payment of any interest when it becomes due and payable, and continuance of such default for a period of 30 days;
(2)   default in payment when due of the principal of, or premium, if any;
(3)   default, for 90 days after receipt of written notice given by the Trustee or the holders of not less than 25% in principal amount of such series of Notes then outstanding under the Indenture, in the performance or breach of any covenant in the Indenture for the benefit of the holders of such series of Notes (other than a default referred to in clauses (1) and (2) above);
(4)   default after the expiration of the grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness (other than non-recourse debt) of us or any of our Significant Subsidiaries, for borrowed money or the payment of which is guaranteed by us or any Significant Subsidiary if the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $100.0 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the Notes;
(5)   failure by us or any Significant Subsidiary to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments become final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or
(6)   certain events of bankruptcy or insolvency.
If an Event of Default should occur and be continuing with respect to the 2028 Notes or the 2033 Notes, as applicable, either the Trustee or the holders of more than 25% of the aggregate principal amount of the 2028 Notes or the 2033 Notes, as applicable, may declare such Notes due and payable. Holders of a majority in aggregate principal amount of the 2028 Notes or the 2033 Notes, as applicable, then outstanding will be entitled to control certain actions of the Trustee under the Indenture and to waive past Defaults with respect to such Notes and rescind acceleration and its consequences with respect to such Notes; provided that such rescission would not conflict with any judgment of a court of competent jurisdiction. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as result of acceleration of such Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of such Notes, if within 20 days after such Event of Default arose: (1) the indebtedness or guarantee that is the basis for such Event of Default has been discharged; or (2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or (3) the default that is the basis for such Event of Default has been cured. In the event of certain Events of Default specified in clause (6) above, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes.
Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will not be under any obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the holders of Notes, unless one or more of such holders of Notes shall have offered to the Trustee reasonable security or indemnity.
If an Event of Default occurs and is continuing with respect to the 2028 Notes or the 2033 Notes, any sums held or received by the Trustee under the Indenture may be applied to reimburse the Trustee for its reasonable compensation and expenses incurred prior to any payments to holders of the applicable series of Notes.
The right of any holder of the 2028 Notes or the 2033 Notes to institute an action for any remedy (except such holder’s right to enforce payment of the principal of, and premium, if any, and interest on such holder’s Note when due) will be subject to certain conditions precedent, including a written notice to the Trustee by such holder of the occurrence of one or more Events of Default, a written request to the Trustee by the holders of more than 25% of the aggregate principal amount of the 2028 Notes or the 2033 Notes, as applicable, then outstanding to take action, an offer satisfactory to the Trustee of security and indemnity against liabilities incurred by it in so doing, the failure of the Trustee to comply with such request within 90 days after receipt thereof and the offer of security and indemnity and holders of a majority in principal amount of the total outstanding 2028 Notes or 2033 Notes, as applicable, have not given the Trustee a direction inconsistent with such request within such 90-day period.
Satisfaction and Discharge
The Indenture will be discharged and will cease to be of further effect as to all outstanding 2028 Notes or 2033 Notes, as applicable, when:
(a)   either:
(i)   all of the 2028 Notes or the 2033 Notes, as applicable, that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or
(ii)   all of the 2028 Notes or the 2033 Notes, as applicable, that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or have been called for redemption pursuant to the provisions described under “— Optional Redemption,” and we have irrevocably deposited or caused to be deposited with the Trustee as funds in trust solely for the benefit of the holders of such Notes, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be; provided that for any such redemption conducted pursuant to the first paragraph above under “— Optional Redemption,” the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee calculated as required by such paragraph using the Treasury Rate as of the date of the notice of redemption, with any deficit as of the redemption date (any such amount, the “Make-whole Deficit”) only required to be deposited with the Trustee on or prior to the redemption date. Any Make-whole Deficit will be set forth in an officers’ certificate delivered to the Trustee simultaneously with the deposit of such Make-whole Deficit that confirms that such Make-whole Deficit will be applied toward such redemption;
(b)   no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Revolving Facility, the 364-Day Revolving Facility or any other material instrument to which we are a party or by which we are bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);
(c)   we have paid or caused to be paid all sums payable by us under the Indenture; and
(d)   we have delivered irrevocable instructions to the Trustee for such Notes to apply the deposited money toward the payment of such Notes at maturity or on the redemption date, as the case may be.
Legal Defeasance and Covenant Defeasance
We may, at our option and at any time, elect to have our obligations discharged with respect to the outstanding 2028 Notes or 2033 Notes (“Legal Defeasance”). Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by such Notes, and the Indenture shall cease to be of further effect as to all such outstanding Notes except as to:
(a)   rights of holders of outstanding 2028 Notes and 2033 Notes, as applicable, to receive payments in respect of the principal of and interest, if any, on such Notes, as applicable, when such payments are due solely out of the trust funds referred to below;
(b)   our obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust;
(c)   the rights, powers, trusts, duties and immunities of the Trustee for such Notes under the Indenture, and our obligations in connection therewith; and
(d)   the Legal Defeasance provisions of the Indenture.
In addition, we may, at our option and at any time, elect to have our obligations released with respect to substantially all of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the 2028 Notes or the 2033 Notes. In the event Covenant Defeasance occurs, certain Events of Default (not including certain bankruptcy events) will no longer constitute an Event of Default with respect to the Notes. Covenant Defeasance will not be effective until such bankruptcy events no longer apply. We may exercise our Legal Defeasance option regardless of whether we have previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the 2028 Notes or the 2033 Notes:
(a)   we must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of and interest on such Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on such Notes;
(b)   in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States confirming that:
(i)   we have received from, or there has been published by, the Internal Revenue Service a ruling; or
(ii)   since the Issue Date, there has been a change in the applicable U.S. federal income tax law;
in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders and beneficial owners of such Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)   in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders and beneficial owners of such Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);
(e)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the Revolving Facility, the 364-Day Revolving Facility or any material agreement or instrument (other than the Indenture) to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound (other than that resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);
(f)   we shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of such Notes over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any of our creditors or others; and
(g)   we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that the conditions provided for in, in the case of the officers’ certificate, clauses (a) through (f) and, in the case of the opinion of counsel, clauses (b) and/or (c) and (e) of this paragraph have been complied with.
If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on such Notes when due, then our obligations with respect to such Notes under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Modification of the Indenture
The Indenture contains provisions permitting us and the Trustee, without the consent of the holders of the Notes of such series affected by such modification, to, among other things, issue Additional Notes under the Indenture, comply with the terms of the TIA, make changes that are not adverse to the holders of such Notes and add guarantors with respect to such Notes by one or more supplemental indentures and, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes of such series at the time outstanding affected by the modification, to modify the Indenture or any supplemental indenture or the rights of the holders of such Notes; provided that no such modification, without the consent of each holder of the Notes of such series affect by such modification, will:
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change the amount of Notes whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on such Notes;

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reduce the principal or change the stated maturity of such Notes;

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waive a Default or Event of Default in the payment of the principal of or interest, if any, on such Notes (except a rescission of acceleration of such Notes by the holders of at least a majority in principal amount of such series of Notes outstanding and a waiver of the payment default that resulted from such acceleration);

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make the principal of or interest, if any, on any Notes of such series payable in any currency other than that stated in such Notes;

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make any change to the Indenture regarding the waiver of past defaults, the rights of holders of such Notes to receive payments and the limitations on amendments and waivers to the Indenture; or

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waive a redemption payment with respect to such Notes.

Concerning the Trustee
We will be required to file annually with the Trustee a statement of an officer as to the fulfillment of our obligations under the Indenture during the preceding year.
Certain Definitions
“364-Day Revolving Facility” means that certain credit agreement, dated as of January 31, 2023, by and among Dollar General, as borrower, Citibank, N.A., as administrative agent, and the other lending institutions from time to time party thereto, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refunding or refinancing thereof and any indentures, notes, debentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance all or any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount that can be borrowed thereunder or alters the maturity thereof.
“Below Investment Grade Rating Event” means, with respect to the 2028 Notes or the 2033 Notes, as applicable, such Notes become rated below an Investment Grade Rating by both of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of such Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies (the “Relevant Period”)); provided that, a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply either (1) did not reduce the ratings of such Notes during the Relevant Period or (2) do not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
“Board of Directors” means the board of directors or comparable governing body of Dollar General, or any committee thereof duly authorized to act on its behalf.
“Capital Stock” means:
(a)   in the case of a corporation, corporate stock;
(b)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(d)   any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Dollar General and its Subsidiaries taken as a whole to any “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than Dollar General or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Dollar General’s Voting Stock; (3) the first day on which a majority of the members of Dollar General’s Board of Directors are not Continuing Directors; (4) the adoption of a plan relating to our liquidation or dissolution; or (5) Dollar General consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Dollar General, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Dollar General or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of Dollar General outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) Dollar General becomes a wholly owned Subsidiary of a holding company that has agreed to be bound by the terms of the Indenture and (2) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction.
“Change of Control Triggering Event” means, with respect to the 2028 Notes or the 2033 Notes, as applicable, the occurrence of both a Change of Control and a Below Investment Grade Rating Event, with respect to such series of Notes.
“Consolidated Net Tangible Assets” means Dollar General’s total assets, less net goodwill and other intangible assets, less total current liabilities, all as described on Dollar General’s and its consolidated Subsidiaries’ most recent balance sheet and calculated based on positions as reported in Dollar General’s consolidated financial statements in accordance with U.S. generally accepted accounting principles and after giving pro forma effect to any acquisitions or dispositions which occur after such balance sheet date.
“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who (1) was a member of our Board of Directors on the date the Notes were originally issued or (2) was nominated for election, elected or appointed to our Board of Directors with the approval of a majority of the Continuing Directors who were members of our Board of Directors at the time of such nomination, election or appointment (either by specific action of the Board of Directors or by approval by such directors of our proxy statement in which such member was named as a nominee for election as a director).

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB− (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies.
“Issue Date” means June 7, 2023.
“Moody’s” means Moody’s Investors Service, Inc.
“Person” means any individual, partnership, corporation, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture or other entity, or a government or political subdivision or agency thereof.
“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“Revolving Facility” means that certain amended and restated credit agreement, dated as of December 2, 2021, as amended as of January 31, 2023, among Dollar General, as borrower, Citibank, N.A., as administrative agent, and the other lending institutions from time to time party thereto, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refunding or refinancing thereof and any indentures, notes, debentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance all or any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount that can be borrowed thereunder or alters the maturity thereof.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“Significant Subsidiary” means a Subsidiary (treated for purposes of this definition on a consolidated basis together with its Subsidiaries) which meets any of the following conditions:
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our and our other Subsidiaries’ investments in and advances to the Subsidiary exceed 10% of the total assets of ours and our Subsidiaries consolidated as of the end of the most recently completed fiscal year;

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our and our other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the total assets of ours and our Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

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our and our other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10% of such income of ours and our Subsidiaries consolidated for the most recently completed fiscal year.

“Subsidiary” of any specified Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that Person or a combination thereof.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading)(“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
“Voting Stock” means Capital Stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board of Directors; provided that, for the purpose of such definition, Capital Stock which carries only the right to vote conditioned on the occurrence of an event shall not be considered Voting Stock whether or not such event shall have occurred.

BOOK-ENTRY; DELIVERY AND FORM
The notes initially will be represented by one or more permanent global certificates in definitive, fully registered form (the “Global Notes”). The Global Notes will be deposited upon issuance with The Depository Trust Company, New York, New York (“DTC”), and registered in the name of a nominee of DTC in the form of a global certificate.
The Global Notes
DTC has advised us that pursuant to procedures established by it (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.
So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture governing the notes. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the notes.
Payments of the principal of, premium, if any, and interest on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner of the Global Notes. None of we, the trustee or any paying agent under the indenture governing the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.
DTC has advised us that its present practice is, upon receipt of any payment of principal, premium, if any, and interest on the Global Notes, to credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC. Payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.
Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated security for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a Global Note in accordance with the normal procedures of DTC and with the procedures set forth in the indenture governing the notes.
DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture governing the notes, DTC will exchange the Global Notes for certificated securities, which it will distribute to its participants.
DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).
Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Clearstream. Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.
Euroclear. Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator is regulated and examined by the Belgian Banking Commission.
Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.
Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.
Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When notes are to be transferred from the account of a DTC participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the notes will appear on the next day (European time).
Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.
When a Clearstream Participant or Euroclear Participant wishes to transfer notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream Participant or Euroclear Participant’s account will instead be valued as of the actual settlement date.
You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.
Certificated Securities
A Global Note is exchangeable for certificated securities if:
•
DTC (i) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (ii) has ceased to be a Clearing Agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days; or

•
we, at our option, notify the trustee in writing that we elect to cause the issuance of the notes in certificated form.

In addition, beneficial interests in a Global Note may be exchanged for certificated securities upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture governing the notes. In all cases, certificated securities delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes as of the date hereof.
This summary deals only with notes that are purchased in this offering at their “issue price” (i.e., the first price at which a substantial amount of the notes of the applicable series is sold to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of an underwriter, placement agent or wholesaler) and are held as capital assets for U.S. federal income tax purposes. This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including, without limitation, if you are:
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a dealer or broker in securities or currencies;

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a financial institution;

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a regulated investment company;

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a real estate investment trust;

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a tax-exempt organization;

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a U.S. expatriate;

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an insurance company;

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a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

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a trader in securities that has elected the mark-to-market method of accounting for your securities;

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a person liable for alternative minimum tax;

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a partnership or other pass-through entity (or an investor therein);

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a person who is required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement; or

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a U.S. Holder (as defined below) whose “functional currency” is not the U.S. dollar.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions, in each case as of the date hereof. Those authorities may be changed or subject to differing interpretations, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding notes, and partners in such partnerships, should consult their tax advisors regarding the U.S. federal income tax consequences of purchasing, owning and disposing of notes.
This summary does not represent a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income, estate and gift tax laws, or any state or local or non-U.S. income or other tax consequences.
If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of the notes, as well as any consequences arising under other U.S. federal tax laws or the laws of any other taxing jurisdiction or under any applicable tax treaty.
U.S. Holders
The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a “U.S. Holder” of the notes.
“U.S. Holder” means a beneficial owner of the notes that is for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Payments of Interest
Stated interest on a note generally will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes. We expect that the notes will not be issued at a discount that equals or exceeds the statutorily defined “de minimis” amount for U.S. federal income tax purposes and, therefore, that the notes will not be treated as issued with “original issue discount” for such purposes.
Sale, Exchange and Retirement of Notes
Your adjusted tax basis in a note will, in general, be your cost for that note. Upon the sale, exchange, retirement or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference, if any, between the amount you realize upon the sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be taxable as interest income for U.S. federal income tax purposes to the extent not previously included in income) and your adjusted tax basis in the note. Such gain or loss will generally be capital gain or loss. Capital gains of non-corporate U.S. Holders (including individuals) derived in respect of capital assets held for more than one year as of the time of disposition are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a “Non-U.S. Holder” of the notes. “Non-U.S. Holder” means a beneficial owner of notes, other than a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes), that is not a U.S. Holder (as defined under “— U.S. Holders” above).
Special rules may apply to you if you are subject to special treatment under the Code, including if you are a “controlled foreign corporation,” a “passive foreign investment company,” or a U.S. expatriate. If you are such a Non-U.S. Holder, you should consult your own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to you.
U.S. Federal Withholding Tax
Subject to the discussions below concerning backup withholding and FATCA, U.S. federal withholding tax will not apply to any payment of interest on a note under the “portfolio interest” rule, provided that:
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interest paid on the note is not effectively connected with your conduct of a trade or business in the United States;

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you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations;

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you are not a controlled foreign corporation that is actually or constructively related to us through stock ownership;

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you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

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either (a) you provide to the applicable withholding agent your name and address on an applicable Internal Revenue Service (“IRS”) Form W-8, and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to Non-U.S. Holders that are pass-through entities rather than corporations or individuals.
If you cannot satisfy the requirements of the “portfolio interest” rule described above, payments of interest made to you will be subject to a 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed:
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IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in this withholding tax under the benefit of an applicable income tax treaty; or

•
IRS Form W-8ECI (or other applicable form) stating that interest paid on the note is not subject to this withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “— U.S. Federal Income Tax”).

U.S. Federal Income Tax
Subject to the discussion of backup withholding below, any gain realized on the sale, exchange, retirement or other taxable disposition of a note generally will not be subject to U.S. federal income tax unless:
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the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment); or

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you are an individual who is present in the United States for 183 days or more in the taxable year of such disposition, and certain other conditions are met, in which case, except as otherwise specified by an applicable income tax treaty, you will generally be subject to a flat 30% U.S. federal income tax on such gain which may be offset by certain U.S. source losses.

If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), you will be subject to U.S. federal income tax on such interest on a net income basis in generally the same manner as if you were a U.S. Holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of your effectively connected earnings and profits, subject to adjustments. If interest received with respect to the notes is effectively connected income (whether or not a treaty applies), the 30% withholding tax discussed above in “— U.S. Federal Withholding Tax” will not apply, provided the certification requirements discussed above are satisfied.
Information Reporting and Backup Withholding
U.S. Holders
In general, information reporting requirements will apply to payments of interest and principal on the notes and to the proceeds of the sale or other taxable disposition (including a retirement or redemption) of a note paid to you (unless you are an exempt recipient). Backup withholding may apply to such payments if you fail to provide a taxpayer identification number or a certification of exempt status, or if you fail to report in full dividend and interest income.
Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Non-U.S. Holders
Interest paid to you and the amount of tax, if any, withheld with respect to those payments generally will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, backup withholding will not apply to payments on the notes made to you, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code and such withholding agent has received from you the required certification that you are not a United States person described above in the fifth bullet point under “— Non-U.S. Holders — U.S. Federal Withholding Tax.”
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition (including a retirement or redemption) of the notes within the United States or conducted through certain U.S.-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any interest on the notes paid to (i) a “foreign financial institution” (as specifically defined in the Code, whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code, whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Non-U.S. Holders — U.S. Federal Withholding Tax,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of notes on or after January 1, 2019, proposed U.S. Treasury regulations published on December 18, 2018 eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued. You should consult your own tax advisor regarding these rules and whether they may be relevant to your ownership and disposition of the notes.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of the notes, or any interest therein, by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any of the foregoing described in clauses (i) and (ii) (each of the foregoing described in clauses (i), (ii) and (iii), a “Plan”).
Plans, including governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), and non-U.S. Plans (as defined in Section 4(b)(4) of ERISA), while generally not subject the fiduciary responsibility provisions of Title I of ERISA or to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to Similar Laws that include similar requirements. Fiduciaries of any such Plans should consult with their advisors regarding the potential consequences of an investment in the notes, or any interest therein, under any applicable Similar Laws before purchasing any notes, or any interest therein.
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.
In considering an investment in the notes, or any interest therein, with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code or any other applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. Those sections further prohibit a fiduciary from engaging in transactions in which a conflict of interest is deemed present. A party in interest or disqualified person (including a fiduciary) who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code. The acquisition and/or holding of notes, or any interest therein, by a Covered Plan with respect to which we or the underwriters or any of our or their respective affiliates may be considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.
In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, purchase or holding of the notes, or any interest therein. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition to the foregoing, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide exemptions for certain transactions between a Covered Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Covered Plan involved in the transaction) solely by reason of providing services to the Covered Plan or by relationship to a service provider and provided, further, that the Covered Plan has paid no more and received no less than adequate consideration in connection with the transaction. These exemptions do not, however, provide relief from the self-dealing prohibited transactions under ERISA and the Code. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts involving the notes that might be construed as prohibited transactions.
Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and/or the Code or a similar violation under any applicable Similar Laws.
Representation
Accordingly, by acceptance and/or holding of a note, or any interest therein, each purchaser and subsequent transferee of a note, or any interest therein, will be deemed to have represented and warranted that either (i) such purchaser or subsequent transferee is not acquiring or holding the note, or any interest therein, for or on behalf of, and no portion of the assets used by such purchaser or transferee to acquire or hold such note, or any interest therein, constitutes assets of any Plan or (ii) the acquisition, holding and subsequent disposition of the note, or any interest therein, by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing or holding the notes, or any interest therein, on behalf of, or with the assets of, any Plan, consult with their advisors regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes, or any interest therein.
Nothing herein shall be construed as a representation or recommendation that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate or advisable for Plans generally or any particular Plan.
Each purchaser and holder of the notes, or any interest therein, have the exclusive responsibility for ensuring that their purchase and holding of the notes, or any interest therein, complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. Neither this discussion nor anything provided in this prospectus supplement is or is intended to be investment advice directed at any potential Plan purchasers or at Plan purchasers generally and such purchasers of any notes, or any interest therein, should consult and rely on their own advisors as to whether an investment in the notes, or any interest therein, is suitable for the Plan.

UNDERWRITING
BofA Securities, Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC are acting as the representatives of the underwriters of the offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally, but not jointly, agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.
Underwriter	Principal amount of 2028 Notes	Principal amount of 2033 Notes
BofA Securities, Inc.	$70,000,000	$140,000,000
Citigroup Global Markets Inc.	70,000,000	140,000,000
Goldman Sachs & Co. LLC	70,000,000	140,000,000
U.S. Bancorp Investments, Inc.	45,000,000	90,000,000
Wells Fargo Securities, LLC	45,000,000	90,000,000
J.P. Morgan Securities LLC	35,000,000	70,000,000
BMO Capital Markets Corp.	25,000,000	50,000,000
Fifth Third Securities, Inc.	25,000,000	50,000,000
Regions Securities LLC	25,000,000	50,000,000
Truist Securities, Inc.	25,000,000	50,000,000
Huntington Securities, Inc.	19,375,000	38,750,000
KeyBanc Capital Markets Inc.	19,375,000	38,750,000
PNC Capital Markets LLC	15,000,000	30,000,000
Capital One Securities, Inc.	8,750,000	17,500,000
R. Seelaus & Co., LLC	2,500,000	5,000,000
Total	$500,000,000	$1,000,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.
Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed 0.350% per 2028 note and 0.400% per 2033 note. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed 0.250% per 2028 note and 0.250% per 2033 note. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance by the underwriters and subject to the underwriters’ right to reject any order in whole or in part. The underwriters may offer and sell notes through certain of their affiliates.
We have agreed that, for a period of 30 days from the date of this prospectus supplement, we will not, subject to certain exceptions, without the prior written consent of BofA Securities, Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, offer, sell, contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by us. BofA Securities, Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC in their sole discretion may release any of the securities subject to such lock-up agreement at any time without notice.
Each of the 2028 Notes and the 2033 Notes will constitute a new class of securities with no established trading market. We do not intend to list the notes on any securities exchange. We cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower than the initial offering price or that an active trading market for the notes will develop and continue after this offering. Certain of the underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of, or the trading market for, the notes.
The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes):
Paid by Us
Per 2028 Note	0.600%
Per 2033 Note	0.650%
We estimate that our total expenses for this offering (including reimbursement of certain underwriters’ counsel fees) will be $3.0 million.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make because of any of those liabilities.
In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.
•
Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

•
Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

•
Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing, treasury and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for us or our executive officers for which they received or will receive customary fees and expenses.
Furthermore, certain of the underwriters and their respective affiliates may, from time to time, enter into arm’s-length transactions with us in the ordinary course of their business.
Affiliates of the underwriters are lenders under our Revolving Facility and our 364-Day Revolving Facility. An affiliate of Citigroup Global Markets Inc. is the administrative agent and a joint lead arranger and joint bookrunner under our Revolving Facility and our 364-Day Revolving Facility. An affiliate of BofA Securities, Inc. is the co-syndication agent under our Revolving Facility and the syndication agent under our 364-Day Revolving Facility. BofA Securities, Inc., an affiliate of U.S. Bancorp Investment, Inc. and Wells Fargo Securities, LLC are joint lead arrangers and bookrunners under our Revolving Facility and our 364-Day Revolving Facility. Affiliates of Goldman Sachs & Co. LLC, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Fifth Third Securities, Inc., Regions Securities LLC, Truist Securities, Inc. and PNC Capital Markets LLC, are co-documentation agents under our Revolving Facility and under our 364-Day Revolving Facility.

U.S. Bank Trust Company, National Association, an affiliate of U.S. Bancorp Investments, Inc., serves as trustee under the indenture governing our Existing Senior Notes and will serve as trustee under the indenture under which the notes offered hereby will be issued.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and instruments of ours. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, certain other of those underwriters or their affiliates currently hedge and are likely to hedge in the future and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97/EU as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. Each underwriter has represented, warranted and agreed that:
(a)
Financial promotion: it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and

(b)
General compliance: it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the UK.

Notice to Prospective Investors in France
Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:
•
released, issued, distributed or caused to be released, issued or distributed to the public in France; or

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used in connection with any offer for subscription or sale of the notes to the public in France.

Such offers, sales and distributions will be made in France only:
•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

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to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•
in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public á l’épargne).

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance

(Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The notes offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SPA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SPA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SPA, in each case subject to compliance with conditions set forth in the SPA.
Where the notes are subscribed or purchased under Section 275 of the SPA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SPA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

•
shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SPA except

•
to an institutional investor (for corporations, under Section 274 of the SPA) or to a relevant person defined in Section 275(2) of the SPA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SPA;

•
where no consideration is or will be given for the transfer; or

•
where the transfer is by operation of law.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, Dollar General or the notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.
Notice to Prospective Investors in Taiwan
The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be offered, issued or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, distribute or otherwise intermediate the offering of the notes in Taiwan.
Notice to Prospective Investors in the United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre (the “DIFC”)) other than in compliance with the laws of the United Arab Emirates (and the DIFC) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the DIFC) and are not intended to be a public offer. This prospectus supplement and accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS
The validity of the notes offered hereunder will be passed upon for us by Maynard Nexsen PC, Nashville, Tennessee. Certain other legal matters relating to this offering will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Ropes & Gray LLP.
EXPERTS
The consolidated financial statements of Dollar General Corporation and subsidiaries appearing in Dollar General Corporation and subsidiaries’ Annual Report (Form 10-K) for the fiscal year ended February 3, 2023, and the effectiveness of Dollar General Corporation and subsidiaries’ internal control over financial reporting as of February 3, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
With respect to the unaudited condensed consolidated interim financial information of Dollar General Corporation and subsidiaries for the three-month period ended May 5, 2023, incorporated by reference in this prospectus supplement, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated June 1 , 2023, included in Dollar General Corporation and subsidiaries’ Quarterly Report on Form 10-Q for the quarter ended May 5, 2023, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

INCORPORATION BY REFERENCE
The rules of the SEC allow us to “incorporate by reference” information into this prospectus supplement and accompanying prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file in the future with the SEC will automatically update and supersede, as appropriate, this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement from their respective filing dates so long as the registration statement of which this prospectus supplement and accompanying prospectus is a part remains effective:
•
Our Annual Report on Form 10-K for the fiscal year ended February 3, 2023, filed with the SEC on March 24, 2023;

•
Our Quarterly Report on Form 10-Q for the quarter ended May 5, 2023, filed with the SEC on June 1, 2023;

•
Our Current Reports on Form 8-K, filed with the SEC on April 20, 2023 and June 1, 2023, with respect to those portions of such Current Reports filed with the SEC; and

•
The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2023 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended February 3, 2023.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any documents or other information that is deemed to have been “furnished” to and not “filed” with the SEC.
Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Each person, including any beneficial owner, to whom this prospectus supplement is delivered may request a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
Dollar General Corporation
Attn: Investor Relations
100 Mission Ridge
Goodlettsville, Tennessee 37072
(615) 855-4000
You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.
We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are also available to the public at the SEC’s internet site at http://www.sec.gov. These filings are also available to the public on, or accessible through, our website at www.dollargeneral.com. Please note that our website address is provided in this prospectus supplement and the accompanying prospectus as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus supplement or the accompanying prospectus, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus supplement or the accompanying prospectus.

PROSPECTUS
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Stock Purchase Contracts
Units
We may offer and sell from time to time, in one or more series:
•
common stock;

•
preferred stock;

•
debt securities;

•
depositary shares representing fractional interests in or multiple shares of preferred stock;

•
warrants to purchase debt securities, preferred stock, depositary shares or common stock;

•
stock purchase contracts, and

•
units, comprised of one or more of any of the securities referred above, in any combination.

We will determine when we sell securities, which may be sold on a continuous or delayed basis directly, to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and we and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. Our net proceeds from the sale of the securities also will be set forth in the applicable prospectus supplement. We also may provide investors with a free writing prospectus that includes this information. In addition, certain selling securityholders may offer and sell our securities from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.
Each time that we or any selling securityholders sell securities using this prospectus, we or any selling securityholders will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement or free writing prospectus will contain more specific information about the offering and the securities being offered, including the names of any selling securityholders, if applicable, the prices and our net proceeds from the sales of those securities. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.
You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “DG”. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.
Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 5, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and/or certain selling securityholders, if applicable, may, from time to time, offer and/or sell securities in one or more offerings or resales. This prospectus provides you with a general description of the securities that we and/or certain selling securityholders may offer. Each time we sell securities using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering, including the names of any selling securityholders, if applicable. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.
The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation by Reference” before making an investment in our securities. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC’s website mentioned under the heading “Where You Can Find More Information.”
THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to give you different information, and if you are given any information that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We and any selling securityholders are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.
In this prospectus, “Dollar General,” “we,” “us,” “our,” and similar terms refer to Dollar General Corporation and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires. Our fiscal year ends on the Friday closest to January 31.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under “Special Note Regarding Forward-Looking Statements,” you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 3, 2023 (the “2022 Annual Report”), which is incorporated by reference in this prospectus, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Note 7. Commitments and Contingencies” to our consolidated financial statements included in the 2022 Annual Report, the sections “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Note 7. Commitments and Contingencies” in our Quarterly Report on Form 10-Q for the fiscal quarter ended May 5, 2023, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any securities we may sell could be materially adversely affected by additional factors that apply to all companies generally, as well as other risks that are not known to us or that we currently do not consider to be material.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any applicable prospectus supplement (including the information incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement) and any free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus may contain “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act. You can identify these statements because they are not limited to historical fact or they use words such as “accelerate,” “aim,” “anticipate,” “believe,” “can,” “confident,” “continue,” “committed,” “could,” “ensure,” “estimate,” “expect,” “focused on,” “forecast,” “future,” “goal,” “going forward,” “intend,” “likely,” “long-term,” “looking ahead,” “look to,” “may,” “moving forward,” “objective,” “ongoing,” “on track,” “opportunity,” “outlook,” “over time,” “plan,” “position,” “potential,” “predict,” “project,” “prospect,” “scheduled,” “seek,” “should,” “strive,” “subject to,” “uncertain,” “will,” or “would” and similar expressions that concern our strategies, plans, initiatives, intentions, outlook or beliefs about future occurrences or results or other future matters.
For example, all statements relating to, among others, the following are forward-looking statements:
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our projections and expectations regarding expenditures, costs, cash flows, results of operations, financial condition and liquidity;

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our expectations regarding economic and competitive market conditions;

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our plans, objectives, and expectations regarding future operations, growth, investments and initiatives, including but not limited to our real estate, store growth and international expansion plans, store formats or concepts, shrink and damages reduction actions, planned approximately $100 million investment in our stores, and anticipated progress and impact of our strategic initiatives (including but not limited to our non-consumables and digital initiatives, DG Media Network, DG Well Being, DG Fresh, Fast Track, and pOpshelf) and our merchandising, margin enhancing, distribution/transportation efficiency (including but not limited to self-distribution and our private fleet) and other initiatives;

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expectations regarding sales and mix of consumable and non-consumable products, customer traffic, basket size and inventory levels;

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expectations regarding inflationary and labor pressures, fuel prices, and other supply chain challenges;

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anticipated stock repurchases and cash dividends;

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anticipated borrowings under our credit agreements and our commercial paper program;

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potential impact of legal or regulatory changes or governmental assistance or stimulus programs and our responses thereto, including without limitation the potential increase of federal, state and/or local minimum wage rates/salary levels, as well as changes to certain government assistance programs, such as SNAP benefits, unemployment benefits, and economic stimulus payments, or potential changes to the corporate tax rate; and

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expected outcome or effect of pending or threatened legal disputes, litigation or audits.

Forward-looking statements are subject to risks, uncertainties and other factors (including, without limitation, those described herein under “Risk Factors”) that may change at any time and may cause our actual results to differ materially from those that we expected. We derive many of these statements from our operating budgets and forecasts, which are based on many detailed assumptions that we believe are reasonable. However, it is very difficult to predict the effect of known factors on future results, and we cannot anticipate all factors that could affect future results that may be important to you. Important factors that could cause actual results to differ materially from the expectations expressed in or implied by such forward-looking statements include, but are not limited to:
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economic factors, including but not limited to employment levels; inflation (and our ability to adjust prices sufficiently to offset the effect of inflation); pandemics (such as the COVID-19 pandemic); higher fuel, energy, healthcare and housing costs; interest rates, consumer debt levels, and tax rates; lack of available credit; tax law changes that negatively affect credits and refunds; decreases in, or elimination of, government stimulus programs or subsidies such as unemployment and food/

nutrition assistance programs; commodity rates; transportation, lease and insurance costs; wage rates (including the heightened possibility of increased federal, state and/or local minimum wage rates); foreign exchange rate fluctuations; measures or events that create barriers to or increase the costs of international trade (including increased import duties or tariffs); and changes in laws and regulations, and their effect on, as applicable, customer spending and disposable income, our ability to execute our strategies and initiatives, our cost of goods sold, our SG&A expenses (including real estate costs), and our sales and profitability;
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failure to achieve or sustain our strategies, initiatives and investments, including those relating to merchandising (including non-consumable initiatives), real estate and new store development, international expansion, store formats and concepts, digital, marketing, health services, shrink, damages, sourcing, private brand, inventory management, supply chain, private fleet, store operations, expense reduction, technology, pOpshelf, Fast Track and DG Media Network;

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competitive pressures and changes in the competitive environment and the geographic and product markets where we operate, including, but not limited to, pricing, promotional activity, expanded availability of mobile, web-based and other digital technologies, and alliances or other business combinations;

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failure to timely and cost-effectively execute our real estate projects or to anticipate or successfully address the challenges imposed by our expansion, including into new countries or domestic markets, states, or urban or suburban areas;

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levels of inventory shrinkage and damages;

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failure to successfully manage inventory balances, issues related to supply chain disruptions, seasonal buying pattern disruptions, and distribution network capacity;

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failure to maintain the security of our business, customer, employee or vendor information or to comply with privacy laws, or our or one of our vendors falling victim to a cyberattack (which risk is heightened as a result of political uncertainty involving China and the current conflict between Russia and Ukraine) that prevents us from operating all or a portion of our business;

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damage or interruption to our information systems as a result of external factors, staffing shortages or challenges in maintaining or updating our existing technology or developing or implementing new technology;

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a significant disruption to our distribution network, the capacity of our distribution centers or the timely receipt of inventory, or delays in constructing, opening or staffing new distribution centers (including temperature-controlled distribution centers);

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risks and challenges associated with sourcing merchandise from suppliers, including, but not limited to, those related to international trade (for example, political uncertainty involving China and disruptive political events such as the current conflict between Russia and Ukraine);

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natural disasters or unusual weather conditions (whether or not caused by climate change), pandemic outbreaks or other health crises (for example, the COVID-19 pandemic), political or civil unrest, acts of war, violence or terrorism, and disruptive global political events (for example, political uncertainty involving China and the current conflict between Russia and Ukraine);

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product liability, product recall or other product safety or labeling claims;

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incurrence of material uninsured losses, excessive insurance costs or accident costs;

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failure to attract, develop and retain qualified employees while controlling labor costs (including the heightened possibility of increased federal, state and/or local minimum wage rates/salary levels) and other labor issues, including employee safety issues and employee expectations and productivity;

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loss of key personnel or inability to hire additional qualified personnel or inability to enforce non-compete agreements that we have in place with management personnel;

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risks associated with our private brands, including, but not limited to, our level of success in improving their gross profit rate at expected levels;

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seasonality of our business;

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failure to protect our reputation;

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the impact of changes in or noncompliance with governmental regulations and requirements, including, but not limited to, those dealing with the sale of products, including without limitation, product and food safety, marketing, labeling or pricing; information security and privacy; labor and employment; employee wages and benefits (including the heightened possibility of increased federal, state and/or local minimum wage rates/salary levels); health and safety; imports and customs; bribery; climate change; and environmental compliance, as well as tax laws (including those related to the federal, state or foreign corporate tax rate), the interpretation of existing tax laws, or our failure to sustain our reporting positions negatively affecting our tax rate; and developments in or outcomes of private actions, class actions, derivative actions, multi-district litigation, arbitrations, administrative proceedings, regulatory actions or other litigation or of inquiries from federal, state and local agencies, regulatory authorities, attorneys general, committees, subcommittees and members of the U.S. Congress, and other local, state, federal and international governmental authorities;

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new accounting guidance or changes in the interpretation or application of existing guidance;

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deterioration in market conditions, including market disruptions, adverse conditions in the financial markets, including financial institution failures, limited liquidity and interest rate increases, changes in our credit profile, compliance with covenants and restrictions under our debt agreements and the amount of our available excess capital; and

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additional factors that may be disclosed under “Risk Factors” in our 2022 Annual Report, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described below under “Incorporation by Reference” and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus.

All forward-looking statements are qualified in their entirety by these and other cautionary statements that we make from time to time in our other SEC filings and public communications. You should evaluate forward-looking statements in the context of these risks and uncertainties and are cautioned not to place undue reliance on such forward-looking statements. Please keep this cautionary note in mind as you read this prospectus, the documents incorporated and deemed to be incorporated by reference herein and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. We cannot assure you that we will realize the results, performance or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. Forward-looking statements included or incorporated by reference in this prospectus are made only as of the date hereof. We undertake no obligation, and specifically disclaim any duty, to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.

DOLLAR GENERAL CORPORATION
We are the largest discount retailer in the United States by number of stores, with 19,294 stores located in 47 U.S. states and Mexico as of May 5, 2023, with the greatest concentration of stores in the southern, southwestern, midwestern and eastern United States. Our first store in Mexico opened in February 2023. Our long history of profitable growth is founded on a commitment to a relatively simple business model: providing a broad base of customers with their basic everyday and household needs, supplemented with a variety of general merchandise items, at everyday low prices in conveniently located, small-box stores. For the fiscal year ended February 3, 2023, we generated net sales of $37,844.9 million and net income of $2,416.0 million.
Our ability to deliver highly competitive prices in convenient locations and our easy “in and out” shopping format create a compelling shopping experience that we believe distinguishes us from other discount retailers as well as convenience, drug, grocery, online and mass merchant retailers. We offer a broad selection of merchandise, including consumable items, seasonal items, home products and apparel. Our merchandise includes national brands from leading manufacturers, as well as our own private brand selections with prices at substantial discounts to national brands. Our ability to offer everyday low prices on quality merchandise is supported by our low-cost operating structure and our strategy to maintain a limited number of items per merchandise category, which we believe helps us maintain strong purchasing power. We continually evaluate the needs and demands of our customers and modify our merchandise selections and pricing accordingly, while remaining focused on increasing profitability, cash generation and returns for our shareholders. Our stores average approximately 7,500 square feet of selling space, and over 80% of our stores are located in towns of 20,000 or fewer people.
J.L. Turner founded our Company in 1939 as J.L. Turner and Son, Wholesale. We were incorporated as a Kentucky corporation under the name J.L. Turner & Son, Inc. in 1955, when we opened our first Dollar General store. We changed our name to Dollar General Corporation in 1968 and reincorporated in 1998 as a Tennessee corporation. Our common stock was publicly traded from 1968 until July 2007, when we merged with an entity controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”). In November 2009 our common stock again became publicly traded, and in December 2013 the entity controlled by investment funds affiliated with KKR sold its remaining shares of our common stock.
Our principal executive offices are located at 100 Mission Ridge, Goodlettsville, TN 37072. Our phone number is (615) 855-4000 and our website address is www.dollargeneral.com. The information contained in our website is not a part of this prospectus.

USE OF PROCEEDS
In the case of a sale of securities by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of securities by any selling securityholders, we will not receive any of the proceeds from such sale.

DESCRIPTION OF CAPITAL STOCK
Overview
As of the date of this prospectus, our capital structure consists of:
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1,000,000,000 authorized shares of common stock, par value $0.875 per share, of which 219,341,145 shares are issued and outstanding as of May 26, 2023; and

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1,000,000 authorized shares of preferred stock, of which no shares are issued and outstanding.

The following summary of the material provisions of our capital stock is not complete and may not contain all of the information that you should consider. The description is subject to and qualified in its entirety by the provisions of our amended and restated charter (the “Charter”) and our bylaws (as amended and restated on March 23, 2023) (the “Bylaws”), each of which is incorporated by reference into this prospectus, and by applicable provisions of Tennessee law.
Description of Common Stock
Voting Rights
Holders of common stock are entitled to one vote per share on all matters submitted for action by the shareholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of more than 50% of the shares of common stock can, if they choose to do so, elect all the directors. In such event, the holders of the remaining shares of common stock will not be able to elect any directors.
Dividend Rights
Holders of common stock are entitled to receive dividends ratably if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, if any.
Liquidation Rights
Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the assets available for distribution to the shareholders after payment of liabilities and accumulated and unpaid dividends and liquidation preferences on outstanding preferred stock, if any.
Other Matters
Holders of common stock have no preemptive or conversion rights and, absent an individual agreement with us, are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to our common stock.
Listing
Our common stock is listed on the NYSE under the symbol “DG”.
Description of Preferred Stock
Unless required by law or by any stock exchange on which our common stock may be listed, the authorized shares of preferred stock will be available for issuance without further action by our shareholders. Our Charter authorizes our board of directors to issue preferred stock in one or more series and to fix the designations, powers, preferences, limitations and relative rights of any series of preferred stock that we choose to issue, including dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences and the number of shares constituting each such series.
Prior to the issuance of a new series of preferred stock, we will amend our Charter to designate the stock and terms of that series and we will file a copy of the Charter amendment with the SEC. We also will describe the terms of the preferred stock in the prospectus supplement for such offering. To the extent required, this description will include:
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the designation and stated value;

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the number of shares offered and the purchase price;

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the amounts payable in the event of voluntary or involuntary liquidation, dissolution or winding up of our affairs;

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the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date(s) from which dividends will accumulate;

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the procedures for any auction and remarketing, if any;

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the provisions for a sinking fund or analogous fund, if any;

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the provisions for redemption, if applicable;

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any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock, and, if convertible, the conversion price(s), any adjustment thereof and any other terms and conditions upon which such conversion shall be made and the conversion period;

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and the exchange period;

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voting rights, if any, of the preferred stock;

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a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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any material limitations on issuance of any series of preferred stock ranking senior to or on parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

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any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our Charter.

Unless the applicable prospectus supplement provides otherwise, the preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.
Authorized but Unissued Capital Stock
Tennessee law generally does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which will apply as long as our common stock is listed on the NYSE, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Removal of Directors; Vacancies
Our Charter and Bylaws provide that, unless otherwise provided in an applicable shareholders’ agreement, any director may be removed from office, but only for cause, by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in the election of directors. Additionally, our Charter provides that, unless otherwise provided in an applicable shareholders’ agreement, any director may be removed from office, but only for cause, by the affirmative vote of a majority of our entire board of directors then in office. Our Charter and Bylaws provide that any vacancies on the board may be filled only by the board.
Calling of Special Meetings of Shareholders
Our Charter and Bylaws provide that special meetings of our shareholders may be called at any time but only (i) by the Chairman of the board of directors, by the chief executive officer, or upon a resolution by or affirmative vote of the board of directors, or (ii) upon a resolution by or affirmative vote of the board of directors upon written request received by our Corporate Secretary from holders of record or beneficial owners (a) representing in the aggregate at least 25% of the voting power of the shares entitled to vote on the matter or matters to be brought before the proposed special meeting (provided that such shares have been owned continuously by such requesting shareholders for at least one year prior to the date of such shareholder special meeting request) and (b) that have complied in full with the requirements set forth in our Bylaws. The board of directors is not required to call a special meeting based on a shareholder request if:
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the request does not strictly comply with each applicable requirement of our Bylaws;

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the business specified in the request is not a proper subject for shareholder action under applicable law, our Charter or our Bylaws;

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the board of directors has called or calls for an annual or special meeting of shareholders to be held within 90 days after receipt of the request and determines that the business of such meeting includes an identical or substantially similar item of business as the business specified in the request;

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the request is received during the period commencing 90 days prior to the anniversary date of the prior year’s annual meeting of shareholders and ending on the date of the final adjournment of the next annual meeting of shareholders;

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identical or substantially similar business was presented at any meeting of shareholders held within 120 days prior to receipt of the request;

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two or more shareholder requested special meetings have been held within the twelve month period prior to the date the request is received;

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the request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law; or

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any information submitted pursuant to our Bylaws by any requesting shareholder is inaccurate in any material respect.

If the board of directors determines in good faith that a shareholder special meeting request complies with the requirements set forth in our Bylaws, the board of directors shall determine the date for such special meeting, which date shall not be later than 90 days after the date on which the board of directors determined the shareholder request satisfies the requirements set forth in our Bylaws.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our Bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual or special meeting of shareholders must provide timely notice of their proposal in writing to the Corporate Secretary. Generally, to be timely, a shareholder’s notice must be received by our Corporate Secretary at our principal executive offices exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested (and not in an electronic transmission) and within the following time periods:

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in the case of an annual meeting of shareholders, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by us; and

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in the case of a special meeting of shareholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which notice of the date of the special meeting was given or public disclosure of the date of the special meeting was made, whichever occurs first.

In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above. In addition, in the case of a shareholder requested special meeting, no shareholder may propose any business to be considered at the shareholder requested special meeting except pursuant to the shareholder special meeting request delivered pursuant to Article I, Section 2(b) of our Bylaws.
If a shareholder provides notice of a proposed nomination for election to our board of directors pursuant to Rule 14a-19 under the Exchange Act, such shareholder shall deliver to our Corporate Secretary reasonable evidence that it has met the requirements of Rule 14a-19 under the Exchange Act no later than five business days before the date of the meeting.
In addition, our Bylaws contain proxy access provisions that permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of our stock continuously for at least three years, to nominate and include in our proxy materials candidates for election as directors. Such shareholder or group may nominate up to 20% of our board of directors, provided that the shareholder or group and the nominee(s) satisfy the requirements specified in our Bylaws. To use the proxy access procedure, a proper notice of proxy access nomination must be received by our Corporate Secretary at our principal executive offices exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested (and not in an electronic transmission) not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date that we commenced mailing of our definitive proxy materials (as stated in such materials) for the immediately preceding annual meeting of shareholders. In the event that no annual meeting of shareholders was held in the previous year or the date of the upcoming annual meeting of shareholders is more than 30 days before or more than 60 days after the anniversary date of the previous annual meeting of shareholders, to be timely, a notice of proxy access nomination must be so received by our Corporate Secretary not earlier than the close of business on the 150th day prior to the date of such annual meeting of shareholders and not later than the close of business on the later of the 120th day prior to the date of such annual meeting of shareholders or, if the first public announcement of the date of such annual meeting of shareholders is less than 130 days prior to the date of such annual meeting of shareholders, the 10th day following the day on which we first make public announcement of the date of such annual meeting of shareholders. In no event shall any adjournment or postponement of an annual meeting of shareholders or the announcement thereof commence a new time period (or extend any time period) for the giving of a notice of proxy access nomination as described above.
Forum Selection Provision
Our Bylaws provide for a forum selection provision which, unless we consent in writing to the selection of an alternative forum, requires (1) any (a) derivative action or proceeding brought on our behalf, (b) action asserting a claim of breach of fiduciary duty owed by any director, officer, shareholder or employee to us or to our shareholders, (c) action asserting a claim arising pursuant to any provision of the Tennessee Business Corporation Act, our Charter or our Bylaws, or (d) action asserting a claim governed by the internal affairs doctrine, to be exclusively brought in a state or federal court located within Tennessee; and (2) the

U.S. federal district courts to be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Tennessee Anti-Takeover Statutes
Under the Tennessee Business Combination Act and subject to certain exceptions, corporations subject to the Tennessee Business Combination Act may not engage in any “business combination” with an “interested shareholder” for a period of five years after the date on which the person became an interested shareholder unless the “business combination” or the transaction which resulted in the shareholder becoming an “interested shareholder” is approved by the corporation’s board of directors prior to the date the “interested shareholder” attained that status.
“Business combinations” for this purpose generally include:
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mergers, consolidations, or share exchanges;

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sales, leases, exchanges, mortgages, pledges, or other transfers of assets representing 10% or more of the aggregate market value of consolidated assets, the aggregate market value of our outstanding shares, or our consolidated net income;

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issuances or transfers of shares from us to the interested shareholder;

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plans of liquidation or dissolution proposed by the interested shareholder;

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transactions in which the interested shareholder’s proportionate share of the outstanding shares of any class of securities is increased; or

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financing arrangements pursuant to which the interested shareholder, directly or indirectly, receives a benefit, except proportionately as a shareholder.

Subject to certain exceptions, an “interested shareholder” generally is a person who, together with his or her affiliates and associates, owns, or within five years did own, 10% or more of our outstanding voting stock.
After the five-year moratorium, a corporation subject to the foregoing may complete a business combination if the transaction complies with all applicable charter and bylaw requirements and applicable Tennessee law and:
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is approved by the holders of at least two-thirds of the outstanding voting stock not beneficially owned by the interested shareholder; or

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meets certain fair price criteria including, among others, the requirement that the per share consideration received in any such business combination by each of the shareholders is equal to the highest of (a) the highest per share price paid by the interested shareholder during the preceding five-year period for shares of the same class or series plus interest thereon from such date at a treasury bill rate less the aggregate amount of any cash dividends paid and the market value of any dividends paid other than in cash since such earliest date, up to the amount of such interest, (b) the highest preferential amount, if any, such class or series is entitled to receive on liquidation, dissolution, or winding up, plus dividends declared or due as to which such class or series is entitled prior to payment of dividends on some other class or series (unless such dividends are included in such preferential amount), or (c) the market value of the shares on either the date the business combination is announced or the date when the interested shareholder reaches the 10% threshold, whichever is higher, plus interest thereon less dividends as noted above.

We have elected not to be subject to the Tennessee Business Combination Act. We can give no assurance that we will or will not elect, through a charter or bylaw amendment, to be governed by the Tennessee Business Combination Act in the future.
We also have not elected to be governed by the Tennessee Control Share Acquisition Act which prohibits certain shareholders from exercising in excess of 20% of the voting power in a corporation acquired in a “control share acquisition” unless such voting rights have been previously approved by the disinterested shareholders. We can give no assurance that we will or will not elect, through a charter or bylaw amendment, to be governed by the Tennessee Control Share Acquisition Act in the future.
The Tennessee Greenmail Act prohibits us from purchasing or agreeing to purchase any of our securities, at a price in excess of fair market value, from a holder of more than 3% of our securities who has beneficially owned such securities for less than two years, unless the purchase has been approved by a majority of the outstanding shares of each class of our voting stock or we make an offer of at least equal value per share to all holders of shares of such class. The Tennessee Greenmail Act may make a change of control more difficult.
The Tennessee Investor Protection Act applies to tender offers directed at corporations, such as Dollar General, that have “substantial assets” in Tennessee and that are either incorporated in or have a principal office in Tennessee. Pursuant to the Tennessee Investor Protection Act, an offeror making a tender offer for an offeree company who beneficially owns 5% or more of any class of equity securities of the offeree company, any of which were purchased within one year prior to the proposed tender offer, is required to file a registration statement with the Tennessee Commissioner of Commerce and Insurance (the “Commissioner”). When the offeror intends to gain control of the offeree company, the registration statement must indicate any plans the offeror has for the offeree. The Commissioner may require additional information concerning the takeover offer and may call for hearings. The Tennessee Investor Protection Act does not apply to an offer that the offeree company’s board of directors recommends to shareholders.
In addition to requiring the offeror to file a registration statement with the Commissioner, the Tennessee Investor Protection Act requires the offeror and the offeree company to deliver to the Commissioner all solicitation materials used in connection with the tender offer. The Tennessee Investor Protection Act prohibits fraudulent, deceptive, or manipulative acts or practices by either side and gives the Commissioner standing to apply for equitable relief to the Chancery Court of Davidson County, Tennessee, or to any other chancery court having jurisdiction whenever it appears to the Commissioner that the offeror, the offeree company or any of their respective affiliates has engaged in or is about to engage in a violation of the Tennessee Investor Protection Act. Upon proper showing, the chancery court may grant injunctive relief. The Tennessee Investor Protection Act further provides civil and criminal penalties for violations.
Transfer Agent and Registrar
EQ Shareowner Services is the transfer agent and registrar for our common stock. The transfer agent and registrar for any series of preferred stock will be set forth in an applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
The following summary of the terms of our debt securities describes general terms that apply to the debt securities. The particular terms of any debt securities will be described more specifically in the prospectus supplement relating to such debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture, dated July 12, 2012 (the “Indenture”), between us and U.S. Bank Trust Company, National Association, as trustee (such trustee or any successor trustee, the “Trustee”). The Indenture has been filed as an exhibit to the registration statement of which this prospectus is part. The terms of the debt securities will include those stated in the Indenture (including any supplemental indentures that specify the terms of a particular series of debt securities) as well as those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”), as in effect on the date of the Indenture. The Indenture will be subject to and governed by the terms of the TIA.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our general, unsecured obligations and will rank equally with all of our other unsecured indebtedness.
You should read the particular terms of the debt securities, which will be described in more detail in the applicable prospectus supplement. Copies of the Indenture may be obtained from us or the Trustee.
General
We may issue the debt securities in one or more series, with the same or various maturities, at par or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, when applicable:
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the title of the debt securities of the series;

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the price or prices (expressed as a percentage of the principal amount thereof) at which debt securities of the series will be issued;

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any limit on the aggregate principal amount of that series of debt securities;

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whether such securities rank as senior debt securities, senior subordinated debt securities or subordinated debt securities;

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the terms and conditions, if any, upon which the debt securities of the series shall be exchanged for or converted into other of our securities or securities of another person;

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if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

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the date or dates on which we will pay the principal of the debt securities of the series;

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the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if applicable, used to determine those rates, the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates, the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

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the manner in which the amounts of payment of principal of or interest, if any, of the debt securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index;

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if other than the corporate trust office of the Trustee, the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange and where notices and demands to or upon us in respect of the debt securities of the series may be served, and the method of such payment, if by wire transfer, mail or other means;
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if applicable, the period or periods within which, and the terms and conditions upon which, we may, at our option, redeem debt securities of the series;

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the terms and conditions, if applicable, upon which the holders of debt securities of the series may require us to repurchase or redeem debt securities of the series at the option of the holders of debt securities of the series;

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the provisions, terms and conditions, if any, with respect to any sinking fund or analogous provision;

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the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

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whether the debt securities of the series are to be issuable, in whole or in part, in bearer form (“bearer debt securities”);

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whether any fully regulated debt securities of the series will be issued in temporary or permanent global form (“global debt securities”) and, if so, the identity of the depositary for the global debt securities of the series if other than The Depository Trust Company (“DTC”);

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

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the trustee for the debt securities of the series, if other than the Trustee;

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the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of maturity, if other than the full principal amount;

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any addition to, or modification or deletion of, any covenant described in this prospectus or in the Indenture;

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any events of default, if not otherwise described below under “— Events of Default,” and any change to the right of the holders to declare the principal of any debt securities due and payable;

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if other than U.S. dollars, the currency, currencies or currency units of denomination of the debt securities of the series, which may be any foreign currency, and if such currency denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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if other than U.S. dollars, the currency, currencies or currency units in which the purchase price for the debt securities of the series will be payable, in which payments of principal and, if applicable, premium or interest on the debt securities of the series will be payable, and, if necessary, the manner in which the exchange rate with respect to such payments will be determined;

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any listing of the debt securities of the series on any securities exchange;

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any additions or deletions to the defeasance or the satisfaction and discharge provisions set forth herein;

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if and under what circumstances we will pay additional amounts (“Additional Amounts”) on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

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the priority and kind of any lien securing the debt securities of the series and a brief identification of the principal properties subject to such lien;

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additions or deletions to or changes in the provisions relating to modification of the Indenture set forth herein; and

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any other terms of the debt securities of the series (whether or not such other terms are consistent or inconsistent with any other terms of the Indenture).

As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.
Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the prospectus supplement relating to those debt securities.
The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.
Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “— Merger, Consolidation and Transfer of Assets,” there will be no limitation upon our ability to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.
Registration, Transfer and Payment
Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.
Unless otherwise indicated in the applicable prospectus supplement, debt securities will be issued in denominations of $2,000 or any integral multiples of $1,000 in excess thereof.
Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States. However, we may, at our option, make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.
Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:
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issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any mailing of a notice of a redemption for the debt securities of that series selected for redemption and ending at the close of business on the day of such mailing; or

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register the transfer of or exchange any debt security, or portion of any debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part.

Book-entry Debt Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
We anticipate that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the applicable prospectus supplement.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.
Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.
In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy. Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of DTC’s direct and indirect participants and not of DTC, us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the Indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.
DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. None of us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of interests in global debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if:
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DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and a successor depositary for the debt securities of such series is not appointed within 90 days of such event, as the case may be, or

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an event of default under the Indenture has occurred and is continuing with respect to the debt securities of any series,

we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities of that series. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names and in the authorized denominations that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.
Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”).

Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.
Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg. Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global debt security through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a global debt security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.
Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.
Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.
Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global debt security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global debt security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.
Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. None of us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.
The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.
Redemption and Repurchase
The debt securities of any series may be redeemable at our option, or may be subject to mandatory redemption by us, as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us, at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities.
Conversion and Exchange
The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, which may be mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the applicable prospectus supplement, references in this prospectus and any prospectus supplement to the conversion or exchange of debt securities of any series for our common shares or other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.
Merger, Consolidation and Transfer of Assets
Unless otherwise specified in the applicable prospectus supplement, the Indenture provides that we will not, directly or indirectly, in any transaction or series of related transactions, consolidate or merge with another person (whether or not we are the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of us and our subsidiaries taken as a whole, to another person unless:
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we shall be the continuing entity or the resulting, surviving or transferee person shall (i) be a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction and (ii) shall expressly assume by supplemental indenture reasonably satisfactory in form to the Trustee all of our obligations under the debt securities and the Indenture (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the Indenture);

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immediately after giving effect to a transaction described above, no event of default under the Indenture, and no event which, after notice or lapse of time or both would become an event of default under the Indenture, shall exist; and

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the Trustee shall have received the officers’ certificate and opinion of counsel called for by the Indenture.

In the case of any such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition in which we are not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for us and may exercise every right and power of us under the Indenture with the same effect as if such successor person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the Indenture and the debt securities issued under the Indenture.
Events of Default
Unless otherwise specified in the applicable prospectus supplement, any of the following events will be events of default with respect to the debt securities of any series:
(1)
default in payment of any interest on, or any Additional Amounts payable in respect of, any of the debt securities of a series when due and payable, and continuance of such default for a period of 30 days;

(2)
default in payment of any principal of, or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any of the debt securities of a series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or common shares or other securities or property);

(3)
default in the performance or breach of any covenant (other than those events defaults referenced in (1) and (2) above) for the benefit of the holders of the debt securities of a series for 90 days after receipt of written notice of such default given by the Trustee or holders of not less than 25% in principal amount of the debt securities of such series;

(4)
specified events of bankruptcy, insolvency or reorganization with respect to us; or

(5)
any other event of default established for the debt securities of that series.

No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.
The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under “— Merger, Consolidation and Transfer of Assets” and certain other provisions of the Indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The Indenture also provides that holders of not less than a majority in aggregate of principal amount of the then outstanding debt securities of any series may waive an existing default or event of default with respect to the debt securities of such series, except a default in payment of principal of, or premium, if any, or interest, if any, or Additional Amounts, if any, or sinking fund payments, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities of any series.
The Indenture also provides that if an event of default (other than an event of default specified in clause (4) or clause (5) of the third preceding paragraph) occurs and is continuing with respect to any series of debt securities, either the Trustee or the holders of more than 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The Indenture also provides that if an event of default specified in clause (4) or clause (5) of the third preceding paragraph occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the Trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences.
Subject to the provisions of the TIA requiring the Trustee, during the continuance of an event of default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture with respect to that series. The Indenture requires our annual filing with the Trustee of a certificate which states whether or not we are in default under the terms of the Indenture.
No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:
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the holder gives written notice to the Trustee of a continuing event of default with respect to the debt securities of such series;

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the holders of more than 25% in aggregate principal amount of the outstanding debt securities of such series make a written request to the Trustee to institute proceedings in respect of such event of default;

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the holder or holders offers or offer to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities to be incurred in compliance with such request;

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the Trustee for 90 days after its receipt of such notice, request and offer of indemnity fails to institute any such proceeding; and

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no direction inconsistent with such written request is given to the Trustee during such 90 day period by the holders of a majority of the aggregate principal amount of the then outstanding debt securities of such series.

Notwithstanding any other provision of the Indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.
Modification, Waivers and Meetings
From time to time, we and the Trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment, may modify, amend, supplement or waive compliance with any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the Indenture. However, unless otherwise specified in the applicable prospectus supplement, no such modification, amendment, supplement or waiver may, among other things:
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change the amount of debt securities of any series issued under the Indenture whose holders must consent to any amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities of any series issued under the Indenture;

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reduce the principal or change the stated maturity of the principal of, or postpone the date fixed for, the payment of any sinking fund or analogous obligations with respect to any debt securities of any series issued under the Indenture;

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reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

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waive any default or event of default in the payment of the principal of or interest, if any, on any debt securities of any series (except a rescission of acceleration of the debt securities of such series by the holders of at least a majority in principal amount of the outstanding series of such debt securities and a waiver of the payment default that resulted from such acceleration);

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change any place where or the currency in which debt securities of any series are payable;

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make any changes to the provisions of the Indenture relating to waivers of past defaults, rights of holders of debt securities of any series to receive payment or limitations on amendments to the Indenture without the consent of all holders of such series; or

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waive any redemption payment with respect to a debt security of such series;

without in each case obtaining the consent of the holder of each outstanding debt security issued under the Indenture affected by the modification or amendment.
From time to time, we and the Trustee, without the consent of the holders of any debt securities issued under the Indenture, may modify, amend, supplement or waive compliance with any provisions of the Indenture, among other things:
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to cure any ambiguity, defect or inconsistency;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to evidence the succession of another person to us under the Indenture and the assumption by that successor of our covenants, contained in the Indenture and in the debt securities;

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to add any additional events of default with respect to all or any series of debt securities;

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to secure the debt securities of any series pursuant to the requirements of any covenant on liens in respect of such series or otherwise;

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to change or eliminate any provision of the Indenture, or to add any new provisions to the Indenture, provided that any such change, elimination or addition (A) shall (i) not apply to any debt securities outstanding on the date of such supplemental indenture or (ii) modify the rights of the holder of any debt security with respect to such provision in effect prior to the date of such supplemental indenture or (B) shall become effective only when no debt security of such series remains outstanding;

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to make any change that would provide additional rights or benefits to holders of the debt securities of such series or that does not adversely affect the holders’ rights under the Indenture in any material respect;

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to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the Indenture;

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to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series or to add to or change any of the provisions of the Indenture as are necessary to provide for or facilitate the administration of the Indenture by more than one trustee;

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to add additional guarantors or obligors under the Indenture; or

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to conform any provision of the Indenture or any debt securities or security documents to the description thereof reflected in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of such debt securities to the extent that such description was intended to be a verbatim recitation of a provision of the Indenture, the debt securities or security documents.

Discharge, Defeasance and Covenant Defeasance
Unless otherwise provided in the applicable prospectus supplement, upon our direction, the Indenture shall cease to be of further effect with respect to any series of debt securities issued under the Indenture specified by us, subject to the survival of specified provisions of the Indenture (including the obligation to pay Additional Amounts, if any, and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when
•
either:

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all of the debt securities of such series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or

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all of the debt securities of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or have been called for redemption and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of such debt securities, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such debt securities not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

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no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material instrument to which we are a party or by which we are bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

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we have paid or caused to be paid all sums payable by us under the Indenture; and

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we have delivered irrevocable instructions to the Trustee for such debt securities to apply the deposited money toward the payment of such debt securities at maturity or on the redemption date, as the case may be.

Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities and at any time, to have our obligations discharged with respect to the outstanding debt securities of such series (“Legal Defeasance”). Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the debt securities of such series, and the Indenture shall cease to be of further effect as to all outstanding debt securities of such series, except as to:

(a)   rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of and interest, if any, on the debt securities of such series when such payments are due solely out of the trust funds referred to below;
(b)   our obligations with respect to the debt securities of such series concerning issuing temporary debt securities of such series, registration of debt securities of such series, mutilated, destroyed, lost or stolen debt securities of such series, and the maintenance of an office or agency for payment and money for security payments held in trust;
(c)   the rights, powers, trusts, duties and immunities of the Trustee for such debt securities of such series under the Indenture, and the obligations of us in connection therewith; and
(d)   the Legal Defeasance provisions of the Indenture.
In addition, we may, at our option and at any time, elect to have our obligations released with respect to substantially all of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a default or event of default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events of default will no longer constitute an event of default with respect to the debt securities of such series. Covenant Defeasance will not be effective until such bankruptcy events no longer apply. We may exercise our Legal Defeasance option regardless of whether we have previously exercised Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance:
(a)   we must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of and interest on the debt securities of such series on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the debt securities of such series;
(b)   in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States confirming that:
(i)   we have received from, or there has been published by the Internal Revenue Service, a ruling; or
(ii)   since the date of the issuance of the debt securities of such series, there has been a change in the applicable U.S. federal income tax law;
in either case to the effect that, and based thereon this opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders and beneficial owners of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)   in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders and beneficial owners of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d)   no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

(e)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound (other than that resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);
(f)   we shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by it with the intent of preferring the holders of debt securities of such series over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any of our creditors or others; and
(g)   we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that the conditions provided for in, in the case of the officers’ certificate, clauses (a) through (f) and, in the case of the opinion of counsel, clauses (b) and/or (c) and (e) of this paragraph have been complied with.
If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the debt securities of such series when due, then our obligations and the obligations of our subsidiaries, if applicable, under the Indenture will be revived and no such defeasance will be deemed to have occurred.
Governing Law
The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
We will identify the trustee (if other than the Trustee) with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. The TIA limits the rights of a trustee, if the trustee becomes a creditor of ours to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default under the Indenture or resign as trustee.
The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee.
If an event of default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs. The Trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of debt securities only after those holders have offered the Trustee indemnity satisfactory to it.

DESCRIPTION OF DEPOSITARY SHARES
We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary does not contain all of the information that may be important to you. The complete terms of the depositary shares will be set forth in the depositary agreement and depositary receipt for the applicable depositary shares. The forms of depositary agreement and related depositary receipt that will be entered into with respect to a particular offering of depositary shares will be filed as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. The particular terms of any depositary shares and the related depositary receipts and depositary agreement will be described in the applicable prospectus supplement. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
General
We may offer fractional shares of preferred stock of any class or series, rather than full preferred shares. If we do, we will deposit preferred stock of such class or series with a bank, trust company or other financial institution as depositary, with respect to such depositary agreement (the “Depositary”) and cause such Depositary to issue depositary receipts evidencing the related depositary shares, each of which will represent a fractional interest (to be set forth in the applicable prospectus supplement) of a share of such class or series, as the case may be, of preferred stock.
The preferred stock represented by depositary shares will be deposited under a separate depositary agreement between us and the applicable Depositary, which shall have an office in the United States and which has, or whose parent entity has, a combined capital and surplus (calculated on a consolidated basis) of at least $50,000,000. Subject to the terms of the depositary agreement, each holder of a depositary receipt issued under that depositary agreement will be entitled, in proportion to the applicable fraction of a preferred share represented by the related depositary share, to all the rights and preferences of the preferred stock represented thereby (including, if applicable and subject to the matters discussed below, any distribution, voting, redemption, conversion, exchange and liquidation rights).
The applicable prospectus supplement relating to the depositary shares offered thereby will set forth their specific terms, including, when applicable:
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the terms of the class or series of preferred stock deposited by us under the related depositary agreement, the number of such depositary shares and the fraction of one share of such preferred stock represented by one such depositary share,

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whether such depositary shares will be listed on any securities exchange; and

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any other specific terms of such depositary shares and the related depositary agreement.

Depositary receipts may be surrendered for transfer or exchange at any office or agency of the relevant Depositary maintained for that purpose, subject to the terms of the related depositary agreement. Unless otherwise specified in the applicable prospectus supplement, depositary receipts will be issued in denominations evidencing any whole number of depositary shares. No service charge will be made for any permitted transfer or exchange of depositary receipts, but we or the Depositary may require payment of any tax or other governmental charge payable in connection therewith.
Pending the preparation of definitive depositary receipts, the Depositary may, upon our written order, execute and deliver temporary depositary receipts which are substantially similar to, and entitle the holders thereof to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter and, when definitive depositary receipts are available, temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Depositary will distribute all cash distributions received in respect of the deposited preferred shares to the record holders, as of the relevant record date, of depositary receipts relating to such preferred shares in proportion, insofar as possible, to the numbers of such depositary shares owned by such holders on such record date. The Depositary will distribute only such amount, however, as can be distributed without distributing to any holder of depositary receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the Depositary for distribution to record holders of those depositary receipts.
In the event of a distribution in property other than in cash, the Depositary will distribute property received by it to the record holders, as of the relevant record date, of depositary receipts entitled thereto in proportion, insofar as possible, to the number of depositary shares owned by such holders on such record date. If, however, the Depositary determines that it is not feasible to make such distribution, it may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (public or private) of such property and the distribution of the net proceeds from such sale to such holders.
The depositary agreement may also contain provisions relating to the manner in which any subscription or similar rights offering offered by us to holders of the related class or series of preferred shares will be made available to holders of depositary receipts.
The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the Depositary on account of taxes.
Redemption and Repurchase of Preferred Stock
If we redeem a class or series of preferred stock represented by depositary shares, the Depositary will redeem the depositary shares from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such class or series of preferred shares held by the Depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and of any other amounts or property per share payable upon such redemption with respect to the preferred stock so redeemed. Whenever we redeem preferred shares held by the Depositary, the Depositary will redeem as of the same date the number of depositary shares representing the preferred shares so redeemed, provided that we have paid in full to the Depositary the redemption price of the preferred shares to be redeemed plus any other amounts or property payable upon such redemption with respect to the shares to be so redeemed. If fewer than all the depositary shares are to be redeemed at our option, the depositary shares to be redeemed will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Depositary. If the depositary shares evidenced by a depositary receipt are to be redeemed in part only, a new depositary receipt will be issued for any depositary shares not so redeemed.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the related depositary receipts with respect to the depositary shares so called for redemption will cease, except the right to receive any monies or other property payable upon redemption upon surrender of such depositary receipts to the Depositary.
Depositary shares, as such, are not subject to repurchase by us at the option of the holders. Nevertheless, if the preferred stock represented by depositary shares is subject to repurchase at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred stock, the related depositary receipts may be surrendered by the holders thereof to the Depositary with written instructions to the Depositary to instruct us to repurchase the preferred stock represented by the depositary shares evidenced by such depositary receipts at the applicable repurchase price. Upon receipt of such instructions and subject to our having funds legally available therefor, we will repurchase the requisite whole number of shares of such preferred stock from the Depositary, who in turn will repurchase such depositary receipts. Notwithstanding the foregoing, holders shall only be entitled to request the repurchase of depositary shares representing one or more whole shares of the related preferred stock. The repurchase price per depositary share will be equal to the repurchase price and any other amounts or property payable per share upon such redemption with respect to the preferred shares multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be repurchased in part only, one or more new depositary receipts will be issued for any depositary shares not to be repurchased.

Withdrawal of Preferred Shares
Except as may be otherwise provided in the applicable prospectus supplement, any holder of depositary receipts, upon surrender of the depositary receipts at the applicable office or agency of the Depositary (unless the related depositary shares have previously been called for redemption), subject to the terms of the depositary agreement, may demand delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary receipts. Partial shares of preferred stock will not be issued. Holders shall only be entitled to request the withdrawal of one or more whole shares of the related preferred stock and must surrender depositary receipts evidencing depositary shares that in turn represent such whole shares of preferred stock. Holders of depositary receipts making such withdrawals will be entitled to receive whole preferred shares on the basis set forth in the related prospectus supplement, but holders of such whole shares of preferred stock will not thereafter be entitled to deposit such preferred stock under the depositary agreement or to receive depositary receipts therefor. If the depositary receipts surrendered by the holder in connection with such withdrawal evidence a number of depositary shares representing more than the number of whole preferred shares to be withdrawn, the Depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Voting Deposited Preferred Shares
Upon receipt of notice of any meeting at which the holders of any class or series of deposited preferred stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such class or series of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the relevant class or series of preferred stock) may instruct the Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by such depositary shares in accordance with such instructions, and we will take all reasonable actions that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Conversion and Exchange of Preferred Shares
If the preferred stock represented by depositary shares is exchangeable at our option for other securities, then, whenever we exercise our option to exchange all or a portion of such preferred stock held by the Depositary, the Depositary will exchange as of the same date a number of such depositary shares representing such preferred stock so exchanged, provided we shall have issued and delivered to the Depositary the securities for which such preferred stock is to be exchanged. The exchange rate per depositary share shall be equal to the exchange rate per preferred share multiplied by the fraction of a preferred share represented by one depositary share. If less than all of the depositary shares are to be exchanged, the depositary shares to be exchanged will be selected by the Depositary by lot or pro rata or other equitable method, in each case as may be determined by us. If the depositary shares evidenced by a depositary receipt are to be exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be exchanged.
Depositary shares, as such, are not convertible or exchangeable at the option of the holders into other securities or property. Nevertheless, if the preferred stock represented by depositary shares is convertible into or exchangeable for other securities or property at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred stock, the related depositary receipts may be surrendered by holders thereof to the Depositary with written instructions to the Depositary to instruct us to cause conversion or exchange, as the case may be, of the preferred stock represented by the depositary shares evidenced by such depositary receipts into such number or amount of other securities, in authorized denominations, or other property, as the case may be, as specified in the related prospectus supplement. We, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange, as the case may be, and will deliver to the holders (or cause the Depositary to deliver to the holders) such number or amount of other securities, in authorized denominations, or other property, as the case may be (and, if required by the terms of the applicable preferred stock, cash in lieu of any fractional share).

Notwithstanding the foregoing, holders shall only be entitled to request the conversion or exchange of depositary shares representing one or more whole shares of the related preferred stock. The exchange or conversion rate per depositary share shall be equal to the exchange or conversion rate per share of preferred stock multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.
Amendment and Termination of Depositary Agreement
Unless otherwise provided in this prospectus, the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may at any time be amended by agreement between us and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary receipts issued under any depositary agreement or the related depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of such depositary shares then outstanding (or such greater proportion as may be required by the rules of any securities exchange on which such depositary shares may be listed). In no event may any such amendment impair the right of any holder of depositary receipts, subject to the conditions specified in the deposit agreement, to receive the related preferred shares upon surrender of such depositary receipts as described above under “— Withdrawal of Preferred Shares.” Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the depositary agreement as amended thereby.
The depositary agreement automatically terminates if:
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all outstanding depositary shares issued thereunder have been redeemed or repurchased by us;

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each preferred share deposited thereunder has been converted into or exchanged for other securities or other property or has been withdrawn; or

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there has been a final distribution in respect of the preferred shares deposited thereunder in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of related depositary receipts.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all fees and expenses of the Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock or arising in connection with the performance of its duties under the depositary agreement. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges, including any fee for withdrawal of their shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.
Resignation and Removal of Depositary
The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary. Any such resignation or removal will take effect upon the appointment by us of a successor Depositary and its acceptance of such appointment. The successor Depositary must be a bank, trust company or other financial institution selected by us having an office in the United States and otherwise meeting the requirements of the depositary agreement.
Miscellaneous
The Depositary will forward to the holders of the applicable depositary receipts all reports and communications from us which are delivered to the Depositary and which are intended for delivery to holders of the deposited preferred stock.

Neither the Depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the depositary agreement. The obligations of us and the Depositary under the depositary agreement will be limited to performance of our respective duties thereunder in good faith and without gross negligence and willful misconduct and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preferred stock unless satisfactory indemnity is furnished. We and any Depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other person believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS
The following is a summary of the general terms of warrants we may issue (either separately or together with other securities) and that we and/or certain selling securityholders may offer and sell. We may issue warrants to purchase common stock, preferred stock, debt securities, depositary shares or other securities of Dollar General or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. The warrants are to be issued under warrant agreements, or “warrant agreements,” each to be entered into between us and a bank, trust company or other financial institution, as warrant agent, all as described in the prospectus supplement relating to the particular issuance of warrants. The particular terms of any warrants and the related warrant agreement as well as the identity of the warrant agent will be described in the applicable prospectus supplement. The form of warrant agreement, including the form of certificate representing the applicable warrants, or “warrant certificate,” that will be entered into with respect to a particular offering of warrants will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. This summary of some of the terms of the warrant agreements and warrants and the summary of some of the terms of the particular warrant agreement and warrants described in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the particular warrant agreement and the related warrant certificate, and you should read those documents for provisions that may be important to you. To the extent that any particular terms of any warrants or the related warrant agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement.
General
The applicable prospectus supplement will include some or all of the following terms of the warrants to be offered:
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the title and aggregate number of the applicable warrants;

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the designation, number (or amount) and terms of shares of common stock, preferred stock, debt securities or depositary shares, as the case may be, that may be purchased upon exercise of each warrant and the procedures that will result in the adjustment of those numbers;

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the exercise price, or the manner of determining the price, at which the common shares, preferred shares, depositary shares or the amount of debt securities, as the case may be, may be purchased upon exercise of each warrant;

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if other than cash, the property and manner in which the exercise price for the warrants may be paid;

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any minimum or maximum number of warrants that are exercisable at any one time;

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the dates or periods during which the warrants may be exercised;

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the terms of any mandatory or optional redemption provisions relating to the warrants;

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the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

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whether the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be separately transferable; and

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any other terms of the warrants.

Exercise of Warrants
Each warrant will entitle the holder to purchase such number of common shares, preferred shares or depositary shares or such amount of debt securities, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at the times and in the manner set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement. Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.
No Rights as Holders of Shares
Holders of common stock, preferred stock or depositary share warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any dividends or distributions, if any, on our shares.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
We may offer stock purchase contracts either separately or together with other securities offered hereby. The following description of the stock purchase contracts provides certain general terms and provisions of the stock purchase contracts to which any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of any stock purchase contracts and, if applicable, any prepaid securities (as defined below), the stock purchase contract and, if applicable, any related pledge or depositary agreement relating to any particular offering of stock purchase contracts. The form of stock purchase contract and, if applicable, the form of any related pledge or depositary agreement relating to any particular offering of stock purchase contracts will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. This summary of some of the terms of the stock purchase contracts and the summary of some of the terms of the particular stock purchase contracts and, if applicable, any related pledge or depositary agreements contained in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the particular stock purchase contracts or stock purchase units, as the case may be, and any related pledge or depositary agreement, and you should read those documents for provisions that may be important to you.
Stock purchase contracts may include contracts obligating or entitling holders to purchase from us, and us to sell to holders, a specified number of shares of our common stock or our preferred stock at a future date or dates. The consideration per share and the number of shares may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula in the stock purchase contracts and may be subject to adjustment under anti-dilution or other formulas or provisions. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and other securities that may be sold by us pursuant to this prospectus, debt obligations of third parties (including U.S. Treasury securities) or any combination of the foregoing, which may secure the holders’ obligations to purchase the shares of common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or stock purchase units, as the case may be, or vice versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances, we may deliver newly issued prepaid stock purchase contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing such holders’ obligations under the original stock purchase contract.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement will describe:
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the designation and terms of the units and of the other securities comprising the units, including whether and under what circumstances those securities may be traded separately;

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the terms of the unit agreement governing the units;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units;

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the U.S. federal income tax considerations relevant to the units; and

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whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus each time we issue units, and you should read those documents for provisions that may be important to you.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION
We and/or the selling securityholders, if applicable, may sell the securities covered by this prospectus in any of the following ways (or in any combination):
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to or through underwriters or dealers;

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directly to one or more purchasers; or

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through agents.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including:
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the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

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the offering price of the securities and the proceeds to us and/or the selling securityholders, if applicable, and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers;

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any options under which underwriters may purchase additional securities from us and/or the selling securityholder; and

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any securities exchange or market on which the securities may be listed or traded.

Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.
We and/or the selling securityholders, if applicable, may distribute the securities from time to time in one or more transactions:
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at a fixed price or at prices that may be changed from time to time;

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at market prices prevailing at the time of sale;

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at prices relating to such prevailing market prices; or

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at negotiated prices.

Underwriters, dealers or any other third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option), unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.
We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.
Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to U.S. persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids.
Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.
Our common stock is listed on the NYSE under the symbol “DG”.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA’s Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
Agents, dealers and underwriters may be entitled to indemnification by us and the selling securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.
The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS
Unless we state otherwise in the applicable prospectus supplement, the validity of any securities that may be offered by this prospectus will be passed upon for us by Maynard Nexsen PC, Nashville, Tennessee.
EXPERTS
The consolidated financial statements of Dollar General Corporation and subsidiaries appearing in Dollar General Corporation and subsidiaries’ Annual Report (Form 10-K) for the fiscal year ended February 3, 2023, and the effectiveness of Dollar General Corporation and subsidiaries’ internal control over financial reporting as of February 3, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
With respect to the unaudited condensed consolidated interim financial information of Dollar General Corporation and subsidiaries for the three-month period ended May 5, 2023, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated June 1, 2023, included in Dollar General Corporation and subsidiaries’ Quarterly Report on Form 10-Q for the fiscal quarter ended May 5, 2023, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

INCORPORATION BY REFERENCE
The rules of the SEC allow us to “incorporate by reference” information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file in the future with the SEC will automatically update and supersede, as appropriate, this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, from their respective filing dates:
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Our Annual Report on Form 10-K for the fiscal year ended February 3, 2023, filed with the SEC on March 24, 2023;

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Our Quarterly Report on Form 10-Q for the fiscal quarter ended May 5, 2023, filed with the SEC on June 1, 2023;

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Our Current Reports on Form 8-K, filed with the SEC on April 20, 2023 and June 1, 2023, with respect to those portions of such Current Report filed with the SEC;

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The portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 11, 2023, incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended February 3, 2023; and

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The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on November 6, 2009, as amended by our description of common stock contained in Exhibit 4.15 to our Annual Report on Form 10-K for the fiscal year ended January 28, 2022 and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any documents or other information that is deemed to have been “furnished” to and not “filed” with the SEC.
Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.
Each person, including any beneficial owner, to whom a prospectus is delivered may request a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
Dollar General Corporation
Attn: Investor Relations
100 Mission Ridge
Goodlettsville, Tennessee 37072
(615) 855-4000
You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, as well as our common stock, preferred stock, debt securities, depositary shares, warrants, stock purchase contracts and units, we refer you to the registration statement and to its exhibits and schedules.
We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC, including the filings that are incorporated by reference into this prospectus, are available to the public at the SEC’s internet site at http://www.sec.gov. These filings are also available to the public on, or accessible through, our website at www.dollargeneral.com. Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus or any prospectus supplement and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

$1,500,000,000
Dollar General Corporation
$500,000,000 5.200% Senior Notes due 2028
$1,000,000,000 5.450% Senior Notes due 2033

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
BofA Securities	Citigroup	Goldman Sachs & Co. LLC
US Bancorp	Wells Fargo Securities	J.P. Morgan
Senior Co-Managers
BMO Capital Markets	Fifth Third Securities	Regions Securities LLC	Truist Securities
Co-Managers
Huntington Capital Markets	KeyBanc Capital Markets	PNC Capital Markets LLC
Capital One Securities		R.Seelaus & Co., LLC
June 5, 2023